UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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National Penn Bancshares, Inc.
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NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

Dear National Penn Shareholder:

On Tuesday, April 26, 2011, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at DeSales University, University Center - Gerald White Pavilion, 2755 Station Avenue, Center Valley, Pennsylvania 18034. The meeting will begin at 9:30 a.m. Eastern Time.

Only shareholders who owned stock at the close of business on March 3, 2011 can attend and vote at the meeting or any postponement or adjournment.  At the meeting, we will:

1.	Elect four Class III directors for terms expiring at the 2014 Annual Meeting of Shareholders;

2.	Ratify the Audit Committee’s appointment of KPMG LLP as National Penn’s independent auditor for 2011;

3.	Approve an advisory (non-binding) resolution relating to the compensation of National Penn’s executive officers;

4.	Approve an advisory (non-binding) resolution on the frequency of the advisory resolution relating to the compensation of National Penn’s executive officers; and

5.	Transact other business, if any, that may properly come before the 2011 Annual Meeting of Shareholders.

Your Board of Directors recommends that you vote IN FAVOR OF the election of the Class III directors;  IN FAVOR OF the ratification of the independent auditors selected for 2011; IN FAVOR OF the approval of the advisory resolution relating to the compensation of National Penn’s executive officers; and IN FAVOR OF the approval of the advisory resolution to provide for an advisory vote on the compensation of National Penn’s executive officers on an ANNUAL basis.

At the meeting, we will also report on our 2010 business results and other matters of interest to shareholders.

We are enclosing with this proxy statement a copy of our 2010 Annual Report on Form 10-K.  The approximate date this proxy statement and card(s) are being mailed is April 1, 2011.

IMPORTANT: This mailing contains an Admission Ticket.  FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING.

By Order of the Board of Directors

April 1, 2011	H. Anderson Ellsworth
Secretary

Important Notice Regarding the Availability of Proxy Materials For
The Shareholder Meeting to Be Held on April 26, 2011 – You can
view the Annual Report and Proxy Statement on the Internet at:
http://bnymellon.mobular.net/bnymellon/npbc.

- i -

NATIONAL PENN BANCSHARES, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. (“National Penn”), on behalf of the Board of Directors (the “Board”), for the 2011 Annual Meeting of Shareholders.  This proxy statement and the related proxy form are being distributed on or about April 1, 2011.

You can vote your shares by completing and returning the enclosed written proxy card.  You can also vote by telephone (toll-free) or online if you have Internet access.  Registered shareholders with addresses outside the United States may not be able to vote by telephone.  The Internet and telephone voting facilities for shareholders of record are available 24 hours a day until they close at 11:59 p.m. Eastern Time on April 25, 2011.  The Internet and telephone voting procedures are described on the enclosed proxy form and are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  If you vote by telephone or through the Internet, you need not return a proxy card.  Whether you vote by proxy card, by telephone or through the Internet, your shares will be voted as you direct.

You can also vote in person at the meeting.  Submitting your voting instructions by returning a proxy card or by voting over the telephone or the Internet will not affect your right to attend the meeting and vote.

PROPOSAL 1 - ELECTION OF CLASS III DIRECTORS

The first proposal scheduled to be voted on at the meeting is the election of four directors.  These directors will serve a 3-year term as Class III directors.  The Board has nominated Thomas A. Beaver, Jeffrey P. Feather, Patricia L. Langiotti and Natalye Paquin for election as Class III directors.

The Board recommends a vote “FOR” all of its nominees.

The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected.  If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

National Penn’s articles of incorporation provide that the Board shall consist of between eight and twenty directors, the exact number of which shall be set by resolution of the Board, and shall be divided into three classes equal or nearly equal in size as is possible.  In accordance with these provisions, the Board has set the size of the Board at 14 directors, the size of classes I and II at five directors and the size of class III at four directors.

Robert L. Byers, a Class III director whose term expires at the 2011 annual meeting, and J. Ralph Borneman, Jr., a Class I director whose term expires at the 2012 annual meeting, will retire from the Board at this 2011 annual meeting, in accordance with National Penn’s bylaws providing for mandatory retirement of directors.

National Penn’s bylaws permit shareholders to nominate candidates for election as directors.  A nomination must be made in compliance with the advance notice and information requirements of the bylaws.  As of March 3, 2011, National Penn has not received any notice of a nomination.

In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting.  That means the nominees of the Board will be elected if they receive more affirmative votes than any other nominees.  National Penn’s Corporate Governance Guidelines provide that in an uncontested election of directors (where the only nominees are those recommended by the Board), if any nominee receives a greater number of votes “withheld” than votes “for” his or her election, the Nominating/Corporate Governance Committee will promptly consider whether to recommend to the Board that it request such nominee to resign from the Board as of the date of his or her election, and if that committee makes such a recommendation the Board will promptly act upon such recommendation.  National Penn expects that any such nominee will comply with any such request.

Director Information

The Board is separated into three classes, with the directors in each class serving up to a 3-year term.  The terms of the persons nominated as Class III directors will expire in 2014.  The terms of the continuing Class II directors will expire in 2013 and the terms of the continuing Class I directors will expire in 2012.

Nominees as Class III Directors for a term expiring at the 2014 Annual Meeting:

Thomas A. Beaver, CPA
Director since 2005
Age 58

Mr. Beaver is the independent chair of the boards of National Penn and National Penn Bank.  He has been a director of National Penn and National Penn Bank since 2005.  In February 2008, Mr. Beaver was appointed lead independent director.  Mr. Beaver, a certified public accountant (CPA), is a retired partner of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm (1979 to present).  He currently serves as a consultant to the firm in the business consulting group.  He was the managing partner and CEO of Reinsel & Company, a regional accounting, tax and consulting firm (1994 to 2004).  Mr. Beaver’s educational background includes a Bachelor of Science degree in Civil Engineering and an MBA from Lehigh University.  The Board believes that Mr. Beaver’s financial, business and accounting experience, including his experience consulting on issues relating to banking and bank financing, gives him the qualifications and skills to serve as a National Penn director.

Jeffrey P. Feather
Director since 2008
Age 68

Mr. Feather is the Managing Partner of Feather Ventures, LLC, a private investment firm (1999 to present), and Vice Chairman of National Penn.  Previously, Mr. Feather served as Chairman of SunGard Pentamation, Inc., an administrative software and processing services company (1970 to 2006).  Mr. Feather was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.  Mr. Feather previously was a director of KNBT and its predecessor, Keystone Savings Bank, since 1979, where he served as chair since 2000.  Mr. Feather’s educational background includes a Bachelor of Science degree in Industrial Engineering from Lafayette College and graduate work in Management Science at Lehigh University.  The Board believes that Mr. Feather’s technology and business expertise, along with his years of experience serving on other boards, give him the qualifications and skills to serve as a National Penn director.

Patricia L. Langiotti, PMC
Director since 1986
Age 64

Ms. Langiotti, a professional management consultant (PMC), is President of Creative Management Concepts, a management consulting firm (1983 to present).  Ms. Langiotti has been a director of National Penn since 1986.  In addition to her work with National Penn, Ms. Langiotti is a director of two privately held corporations and various not-for-profit organizations.  Ms. Langiotti’s educational background includes a Bachelor of Business Administration degree from the University of Virginia.  Ms. Langiotti’s nationally-recognized expertise as a speaker and educator in the areas of corporate governance, risk management and bank audit committee work, along with her years of experience as a director of National Penn and other organizations, give her the qualifications and skills to serve as a National Penn director.

Natalye Paquin, Esq.
Director since 2006
Age 50

Ms. Paquin is Chief Executive Officer of the Girl Scouts of Eastern Pennsylvania (GSEP) (November 2010 to Present).  Previously, Ms. Paquin served as Executive Vice President and Chief Operating Officer of The Kimmel Center, Inc., Philadelphia’s premier performing arts center, where she was responsible for overseeing the day-to-day operations of the Kimmel Center, the Merriam Theatre and the historic Academy of Music (2006 to 2010).  Ms. Paquin served as Chief Operating Officer and Chief of Staff for the School District of Philadelphia (2002 to 2006).  Ms. Paquin has been a director of National Penn since 2006.  Ms. Paquin’s educational background includes a Bachelor of Science degree from Florida A&M University and a Juris Doctorate from DePaul University College of Law.  Ms. Paquin also completed an executive education program from Harvard’s School of Business and is a distinguished graduate of the Broad Academy for Urban Superintendents.  The Board believes that Ms. Paquin’s years in senior management and legal positions give her the qualifications and skills to serve as a National Penn director.

Continuing as Class II Directors for a term expiring at the 2013 Annual Meeting:

Christian F. Martin IV
Director since 2008
Age 55

Mr. Martin is Chairman and Chief Executive Officer of C. F. Martin & Co., Inc., a guitar manufacturer (1986 to present).  Mr. Martin was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.  He previously served as director of KNBT and its predecessor, Keystone Savings Bank, since 2003.  Mr. Martin’s educational background includes a Bachelor’s Degree from Boston University’s School of Management.  The Board believes that Mr. Martin’s financial and business experience give him the qualifications and skills to serve as a National Penn director.

Michael E. Martin
Director since 2011
Age 55

Mr. Martin is co-head of the Financial Institutions Group of Warburg Pincus LLC, a private equity firm (2009 to present).  Previously, Mr. Martin served as President of Brooklyn NY Holdings, LLC, a private investment company (2006 to 2009).  Mr. Martin was Vice Chairman and Managing Director of UBS Investment Bank where he also served as a member of the USB Investment Bank Board and its Global Executive Committee.  Mr. Martin’s educational background includes a Bachelor of Science degree in Economics from Claremont’s Men College and a Juris Doctorate from Columbia University School of Law. The Board believes that Mr. Martin’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a National Penn director.

R. Chadwick Paul Jr.
Director since 2008
Age 57

Mr. Paul is President & Chief Executive Officer of Ben Franklin Technology Partners of Northeastern Pennsylvania, a technology-based economic development company (2002 to present).  Mr. Paul was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.  He previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 1984.  Mr. Paul’s educational background includes a Bachelor of Science degree in Business and Economics and an MBA, both from Lehigh University.  The Board believes that Mr. Paul’s entrepreneurial business experience gives him the qualifications and skills to serve as a National Penn director.

C. Robert Roth
Director since 1990
Age 63

Mr. Roth is a Bucks County Magisterial District Judge (1992 to present).  Mr. Roth owned and operated a retail business for 19 years.  Mr. Roth has been a director of National Penn since 1990.  The Board believes that Mr. Roth’s judicial and business experience, coupled with his years of service as a director of National Penn, provide the Board with valuable industry experience and knowledge of National Penn.

Wayne R. Weidner
Director since 1985
Age 68

Mr. Weidner has been a director of National Penn since 1985, serving as its Chairman from 2002 until 2009.  Mr. Weidner’s entire career was spent with National Penn, where he began in 1962.  During his career with National Penn, Mr. Weidner served in various roles including President and CEO of National Penn Bank from 1991 to 2001.  He was also President of National Penn from 1998-2001; President and CEO in 2001; Chairman, President and CEO from 2002-2004; Chairman and CEO from 2004 to 2006; and Chairman in 2007.  Mr. Weidner is now Vice Chairman of the Board of National Penn.  Mr. Weidner served three years on the board of directors of the Federal Reserve Bank of Philadelphia.  Mr. Weidner’s service as an executive, Chairman and director of National Penn, and his business and financial expertise, provide the Board with valuable industry experience and knowledge of National Penn.

Continuing as Class I Directors for a term expiring at the 2012 Annual Meeting:

Scott V. Fainor
Director since January 2010
Age 49

Mr. Fainor is President and Chief Executive Officer of National Penn (January 2010 to Present) and of National Penn Bank (2008 to Present).  Mr. Fainor was Senior Executive Vice President and Chief Operating Officer of National Penn from February 2008 through January 2010.  Mr. Fainor was President and Chief Executive Officer of KNBT from October 2003 to February 2008.  He has been a director of National Penn since January 2010.  Mr. Fainor’s educational background includes a Bachelor of Science degree in Marketing and Finance from DeSales University.  The Board believes that Mr. Fainor’s career in banking, including executive positions with KNBT, First Colonial Group, Inc./Nazareth National Bank & Trust Co., and Wachovia/First Union, give him the qualifications and skills to serve as a National Penn director.

Donna D. Holton
Director since 2008
Age 65

Mrs. Holton is the retired President & Chief Operating Officer of Turn of the Century Solution, Inc., an intellectual property company (1997 to 2006).  Mrs. Holton was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.  She previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 2002.  Mrs. Holton’s educational background includes a Bachelor of Arts degree in Economics from the University of Michigan.  The Board believes that Mrs. Holton’s experience in senior executive and managerial positions, along with her experience as a director in the public and private sectors, give her the qualifications and skills to serve as a National Penn director.

Thomas L. Kennedy, Esq.
Director since 2008
Age 66

Mr. Kennedy is President of the law firm of Kennedy & Lucadamo, P.C., Hazleton, Pennsylvania (1969 to present).  Mr. Kennedy was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.  He previously served as a director of KNBT since 2005.  Mr. Kennedy is an attorney-at-law and concentrates his practice on business and estate planning and related litigation.  In 1998, as Chairman of the Board of First Federal Savings and Loan Association of Hazleton (a mutual thrift), a position he had held since 1988, Mr. Kennedy oversaw the company’s initial public offering.  Mr. Kennedy’s educational background includes a Bachelor of Arts degree in English from the University of Scranton and Juris Doctorate from the Boston College Law School.  The Board believes that Mr. Kennedy’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a National Penn director.

Albert H. Kramer, CPA
Director since 2009
Previously served as National Penn director from April 2007 until February 1, 2008
Age 56

Mr. Kramer is General Manager – Southern Pennsylvania Region of Frontier Communications.  He was Senior Vice President and Chief Operating Officer of D&E Communications, Inc., a regional telecommunications firm, from 2002 to November 2009.  Mr. Kramer has been a director of National Penn Bank since May 2000 and became a Certified Public Accountant (CPA) in 1984.  Mr. Kramer has been a board member of the United States Telecom Association and serves as a director for several not-for-profit organizations.  Mr. Kramer’s educational background includes a Bachelor of Arts degree in History and a Master of Business Administration in Accounting from Pennsylvania State University.  The Board believes that Mr. Kramer’s financial, business and accounting experience gives him the qualifications and skills to serve as a National Penn director.

Robert E. Rigg
Director since 1999
Age 58

Mr. Rigg is President of The Rigg Darlington Group Inc., an insurance and risk management brokerage firm (1986 to present).  Mr. Rigg has been a director of National Penn since 1999.  Mr. Rigg is a Chartered Property Casualty Underwriter (CPCU), a Chartered Life Underwriter (CLU), and a Certified Insurance Counselor (CIC).  Mr. Rigg’s educational background includes a Bachelor of Science degree in Accounting from Elizabethtown College.  The Board believes that Mr. Rigg’s financial and accounting experience gives him the qualifications and skills to serve as a National Penn director.

Corporate Governance

National Penn’s governing body is its Board.  The Board is elected by the shareholders to direct and oversee National Penn’s management in the long-term interests of the shareholders.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn’s articles of incorporation, bylaws and the charters of Board committees, provide a framework for the governance of National Penn.  Such guidelines are intended to assist the Board in the exercise of its responsibilities.  As the operation of the Board is a dynamic process, these guidelines are reviewed periodically and changed by the Board from time to time as deemed appropriate.  National Penn’s Corporate Governance Guidelines are available on National Penn’s website, www.nationalpennbancshares.com.  To access the guidelines, select “Governance Documents.”

Director Independence

Under the Nasdaq Stock Market’s Marketplace Rules, a Nasdaq-listed company’s board of directors must be comprised of a majority of independent directors.  The Board has determined, after an initial review and determination by the Nominating/Corporate Governance Committee, that each of directors Beaver, Feather, Holton, Kennedy, Kramer, Langiotti, C. Martin, M. Martin, Paquin, Paul, Rigg and Roth, is independent as provided under Nasdaq rules.  Messrs. Christian F. Martin IV and Michael E. Martin are not related.

Specifically, the Board determined that none of these persons has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a National Penn director.  Nasdaq rules preclude a determination of independence for any director who:

•	Is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn;

•
Either has a spouse, parent, child or sibling, by blood, marriage or adoption or shares the same residence as any person (a “Family Member”) who is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn as an executive officer;

•
Accepted, or who has a Family Member who accepted, any compensation from National Penn or any subsidiary of National Penn in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than:

-	Compensation for Board or Board committee service;

-	Compensation paid to a Family Member who is an employee (other than an executive officer) of National Penn or a National Penn subsidiary; or

-	Benefits under a tax-qualified retirement plan or non-discretionary compensation;

•
Is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which National Penn or any National Penn subsidiary made, or from which National Penn or any National Penn subsidiary received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current or any of the past three fiscal years, other than:

-	Payments arising solely from investments in National Penn’s securities; or

-	Payments under non-discretionary charitable contribution matching programs;

•
Is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of National Penn served on the compensation committee of such other entity; or

•	Is, or has a Family Member who is, a current partner of National Penn’s independent auditors or who worked on National Penn’s audit during any of the past three years.

A majority of Board members are independent directors as defined above and as defined by the Securities and Exchange Commission and other regulatory authorities.  The independent directors periodically meet in executive session without management present.

Non-Employee Chairman

In accordance with National Penn’s bylaws, the Board has discretion to combine or separate the offices of Chairman and CEO.  Since December 31, 2007, the Board has kept the offices of Chairman of the Board and CEO separate.  In September 2009, the Board appointed Thomas A. Beaver as its independent Chairman.  Immediately prior to Mr. Beaver’s appointment as independent Chairman, Wayne R. Weidner served as National Penn’s non-independent Chairman and Mr. Beaver served as National Penn’s lead independent director.  The Board believes that this Board leadership structure effectively represents the best interests of shareholders in maximizing value, managing risk and maintaining confidence in National Penn.

Board Membership Criteria

Each member of the Board must possess the individual qualities of competence, collegiality, integrity, accountability and high performance standards.  Candidates for membership on the Board are selected for their character, judgment, business experience and acumen.  Board members are expected to devote the time and effort necessary to be productive members of the Board, including learning the business of National Penn and doing all that is necessary to attend and actively participate in meetings of the Board and its committees.

Each non-employee director is also expected to meet National Penn’s stock ownership guidelines, which require an equity investment in National Penn stock of at least $200,000.  See “Stock Ownership – Guidelines.”

Board Committees

Currently, the Board maintains seven committees established pursuant to National Penn’s bylaws - Executive, Audit, Compensation, Directors’ Enterprise Risk Management, Finance/Investment, Nominating/Corporate Governance and Technology.  Each committee operates under its own separate charter which is approved by the Board.  A comprehensive description of the duties and responsibilities of each committee is set forth in the committee’s charter.  These charters are available on National Penn’s website.  To access these documents, log on to National Penn’s website, www.nationalpennbancshares.com and select “Governance Documents.”

Executive Committee.  The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board.  The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise.  The Executive Committee is currently comprised of nine directors.

Audit Committee.  National Penn’s Audit Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.”  In addition to the above Nasdaq independence requirements, the SEC has issued heightened independence standards pursuant to the Sarbanes-Oxley Act of 2002 that apply to audit committee members.  These standards provide that a member of a Nasdaq-listed company’s audit committee may not, in his or her capacity as a member of the audit committee, the board of directors or any other board committee:

•	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from National Penn or any subsidiary of National Penn, except for certain retirement benefits; or

•	Be an “affiliated person” of National Penn or any subsidiary of National Penn, as defined by SEC rules.

Each of the members of National Penn’s Audit Committee meets these heightened independence standards.

The SEC and Nasdaq also have requirements regarding financial expertise and sophistication.  The Board has determined that each of the following members of the Audit Committee meets the SEC’s definition of “audit committee financial expert” under Nasdaq-listed company audit committee rules: Chair Thomas L. Kennedy, Esq.; Thomas A. Beaver, CPA; Albert H. Kramer, CPA; Patricia L. Langiotti; and R. Chadwick Paul, Jr.   In addition, the Board has identified other members of the Board who, while not presently members of the Audit Committee, would qualify as “audit committee financial experts”.  They are Jeffrey P. Feather, Michael E. Martin and Wayne W. Weidner.

The Audit Committee’s duties include:

•	Appointing, approving compensation for, and providing oversight of, National Penn’s independent registered public accounting firm;

•	Approving all audit and non-audit services to be performed by the independent registered public accounting firm;

•	Reviewing the scope and results of the audit plans of the independent registered public accounting firm and internal auditors;

•	Overseeing the scope and adequacy of internal accounting control and record-keeping systems;

•	Reviewing the objectivity, effectiveness and resources of National Penn’s internal audit function;

•	Conferring independently with, and reviewing various reports generated by, the independent registered public accounting firm;

•	Resolving any disagreements between management and the independent registered public accounting firm; and

•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee.  National Penn’s Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans.  The Compensation Committee is currently comprised of six directors, all of whom are independent as described under “Director Independence.”  The Compensation Committee’s responsibilities are described below in the section of “Compensation Discussion & Analysis” entitled “Role of the Committee.”

The Compensation Committee has authority under its charter to retain outside counsel, compensation consultants or other experts of its choice, and receives adequate funding from National Penn to engage such advisors.  For information on Pearl Meyer & Partners, the compensation consultant currently retained by the committee, see the section of “Compensation Discussion & Analysis” entitled “Compensation Consultant.”  Fees paid to Pearl Meyer & Partners in 2010 were approximately $57,000.

Nominating/Corporate Governance Committee.  National Penn’s Nominating/Corporate Governance Committee identifies and recommends nominees for election to the Board and oversees matters of corporate governance, including Board performance.  The Nominating/Corporate Governance Committee is currently comprised of six directors, all of whom are independent as described under “Director Independence.”

The Nominating/Corporate Governance Committee’s duties include:

•	Screening and recommending candidates as nominees for election to the Board (see also “Consideration of Director Nominees” below);

•	Managing the annual Board and individual director performance assessments;

•	Overseeing the orientation and education of directors;

•	Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance; and

•	Ensuring an appropriate structure for management succession and development.

Directors’ Enterprise Risk Management Committee.  National Penn’s Directors’ Enterprise Risk Management Committee assists the Board in providing oversight, direction and authority to management regarding National Penn’s enterprise-wide risk management process.  The Directors’ Enterprise Risk Management Committee is currently comprised of five directors, including Chairs of the Audit, Finance/Investment and Nominating/ Corporate Governance Committees, all of whom are independent as described under “Director Independence.”

Technology Committee.  The Board designated the Technology Risk Subcommittee as a standing Board committee, effective April 1, 2010.  National Penn’s Technology Committee assists the Directors’ Enterprise Risk Management Committee and the Board in fulfilling their responsibilities for providing oversight, direction and authority to management regarding National Penn’s enterprise risk management framework as it pertains to information systems technology.  The Technology Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.”

Finance/Investment Committee.  Effective April 1, 2010, the Finance/Investment Committee was established to assist the Board in its oversight of management’s strategic initiatives and risk management responsibilities in the oversight areas of investments, liquidity, debt and capital.  The Finance/Investment Committee is comprised of five directors, all of whom are independent as described under “Director Independence.”

Consideration of Director Nominees

The Nominating/Corporate Governance Committee selects individuals for nomination to the Board based on the criteria set forth in National Penn’s Corporate Governance Guidelines.  Under these criteria, a majority of the directors are to be independent as described under “Director Independence.”
The Board believes independent directors add balance and diversity to the composition of the Board and should bring expertise and experience in areas related to important strategic needs of National Penn.  Selection of directors is to be made from among individuals whose leadership and effectiveness have been demonstrated or whose specialized training or experience will be of value to National Penn.  Candidates for the Board are to meet the following qualifications:

•	High-level competence and leadership experience in business or administrative roles;

•	Breadth of knowledge about issues affecting National Penn;

•	Ability and willingness to work on a collegial basis with other National Penn directors and National Penn management and to contribute special competencies to Board activities;

•	Unquestioned personal integrity;

•	Loyalty to National Penn and concern for its success;

•	Courage to criticize and to apply sound business ethics;

•	Ability to exercise sound and independent judgment;

•	Awareness of a director’s vital part in National Penn’s good corporate citizenship and corporate image; and

•	Time available for meetings and consultation on National Penn matters.

In considering individual director candidates, the Nominating/Corporate Governance Committee considers individuals who, in the judgment of the committee, would be best qualified to serve on the Board.  The committee considers the experience and expertise already present on the Board so as to broaden the collective experience and expertise of the Board.  Moreover, the Board endorses the committee’s seeking qualified directors from diverse backgrounds in the context of the Board as a whole.  Diversity of backgrounds is considered along with other such factors, including experience, qualifications and skills.  While diversity of backgrounds is a significant factor in nominating candidates, the Nominating/Corporate Governance Committee has not yet adopted a formal policy on diversity in board composition.

Candidates for membership on the Board may be suggested by a director or shareholder and may be recommended by professional search firms retained by the Nominating/Corporate Governance Committee.  Shareholders who wish to suggest candidates as nominees should write to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512 (Attention: Corporate Secretary), stating in detail the qualifications of the persons they recommend.  Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com.  The Nominating/Corporate Governance Committee evaluates candidates nominated by shareholders in the same manner it evaluates any other nominee.  For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see “Contacting the Board” below and the discussion of “Shareholder Proposals and Nominations.”

Code of Conduct

National Penn has adopted a Code of Conduct that addresses, among other things, ethical conduct, conflicts of interest, integrity of financial reports, legal compliance and the reporting of violations.  The Code of Conduct applies to all directors, officers and employees.  All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Conduct.  The Code of Conduct may be accessed on National Penn’s website, www.nationalpennbancshares.com, by selecting “Governance Documents.”

Contacting the Board

The Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing them.  Shareholders may write to either the entire Board or individual directors.  To do so, shareholders should send their communications to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512 (Attention: Corporate Secretary).  Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com.  The Corporate Secretary does not screen letters or e-mails for content, but will forward a letter or e-mail to an individual director or Board committee as the Corporate Secretary feels appropriate if no specific direction is provided.

Board Committees, Meetings and Attendance

The following table summarizes the Board committees on which each National Penn director serves as of March 3, 2011, as well as each director’s position on such committee (C = Chair; M = Member).  In January 2010, the Board established the National Penn Bank (“Bank”) Compliance and Asset Review Committees, in accordance with regulatory requirements applicable to the Bank.

Name	Executive	Audit	Compensation	Nominating/ Corporate Governance	Directors’ Enterprise Risk Mgmt	Technology	Finance/ Investment	Bank Compliance	Bank Asset Review
Non-Employee Directors:
Thomas A. Beaver (1)	C	M		M				C	M
J. Ralph Borneman Jr.	M		C				M	M
Robert L. Byers			M			M
Jeffrey P. Feather	M		M	C	M			M
Donna D. Holton				M	M		C
Thomas L. Kennedy	M	C	M		M			M	M
Albert H. Kramer		M	M						M
Patricia L. Langiotti	M	M		M	C	M		M
Christian F. Martin IV			M				M
Michael E. Martin (2)	M			M
Natalye Paquin				M		C
R. Chadwick Paul Jr.		M				M
Robert E. Rigg						M	M
C. Robert Roth	M				M		M	M	C
Wayne R. Weidner	M							M	M

Employee Director:
Scott V. Fainor	M							M	M

Number of Meetings in 2010:	9	9	10	4	4	4	3	12	43

(1)  In his capacity as non-executive Chairman, Mr. Beaver regularly attended all Committee meetings, including those committees of which he was not a formal member.

(2)   Michael Martin was appointed to the Board of Directors on February 11, 2011.

During 2010, the Board met 14 times.  All directors attended at least 75% or more of the aggregate of      (1) the total number of meetings of the Board and (2) the total number of meetings held by the committees on which they served.

National Penn directors are expected to attend annual meetings of shareholders and, barring unforeseen circumstances, generally do so.  Last year’s annual meeting was attended by all persons serving as National Penn directors at that time.

Director Compensation

The following table sets forth information on compensation of all National Penn non-employee directors for the fiscal year ended December 31, 2010:

Name (a)	Fees Earned or Paid in Cash ($) (b) (2)		Restricted Stock Awards ($) (c) (3)	Option Awards ($) (d) (4)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non Qualified Deferred Compensation Earnings ($) (f) (5)	All Other Compensation ($) (g)	Total ($) (h)
Thomas A. Beaver	140,700	(6)	102,375	0	0	2,110	0	245,185
J. Ralph Borneman, Jr.	55,700		52,650	0	0	1,512	0	109,862
Robert L. Byers	40,700		46,800	0	0	1,179	0	88,679
Jeffrey P. Feather	55,700		52,650	0	0	524	0	108,874
Donna D. Holton	46,200		52,650	0	0	524	0	99,374
Thomas L. Kennedy	85,950	(6)	52,650	0	0	524	0	139,124
Albert H. Kramer	67,950	(6)	46,800	0	0	362	0	115,112
Patricia L. Langiotti	67,325		52,650	0	0	913	0	120,888
Christian F. Martin IV	39,950		46,800	0	0	967	0	87,717
Michael E. Martin (1)	0		0	0	0	0	0	0
Natalye Paquin	39,700		52,650	0	0	524	0	92,874
R. Chadwick Paul Jr.	42,950		46,800	0	0	484	0	90,234
Robert E. Rigg	41,950		46,800	0	0	1,680	0	90,430
C. Robert Roth	73,575	(6)	52,650	0	0	524	0	126,749
Wayne R. Weidner	66,200	(6)	46,800	0	0	484	0	113,484

   (1)           Michael Martin was appointed to the Board of Directors on February 11, 2011.

(2)
Amounts reported are cash retainers, Board meeting fees, and Board standing and special committee meeting fees.  Under the Directors’ Fee Plan, each non-employee director may choose to be paid these fees, in lieu of cash, in (a) shares of National Penn common stock, (b) “phantom” National Penn common stock units or (c) deferred cash.  “Phantom” National Penn common stock units are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional “phantom” common stock units.  All “phantom” common stock units are converted to actual shares of National Penn common stock and issued to an individual upon his or her termination of service as a director or attaining age 65. Deferred cash is credited with interest at a money market rate and is paid out to an individual upon his or her termination of service as a director or attaining age 65.

(3)
Amounts reported are the grant date fair value for restricted stock unit awards (“RSUs”) made in 2010 for each individual under the Long-Term Incentive Compensation Plan.  RSUs, a form of “phantom” stock, are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional “phantom” RSUs, and are converted to actual shares of National Penn common stock and issued to an individual at a future date, subject to satisfaction of an award’s service and performance restrictions and other terms and conditions.  As of December 31, 2010, each individual has the following aggregate number of stock awards outstanding (including vested or unvested “performance-restricted” RSUs, and additional RSUs):  Thomas A. Beaver: 21,705; J. Ralph Borneman, Jr.: 15,957;  Robert L. Byers: 14,947;  Jeffrey P. Feather: 13,148; Donna D. Holton: 13,148, Thomas L. Kennedy: 13,148; Albert H. Kramer: 10,146; Patricia L. Langiotti: 13,148; Christian F. Martin IV: 12,142; Michael E. Martin: 0; Natalye Paquin: 13,326;  R. Chadwick Paul Jr.: 12,142; Robert E. Rigg: 14,232; C. Robert Roth: 13,148; and Wayne R. Weidner: 12,198.

(4)
As of December 31, 2010, each individual has the following aggregate number of option awards outstanding: Thomas A. Beaver: 0;  J. Ralph Borneman, Jr.: 10,268; Robert L. Byers: 2,652; Jeffrey P. Feather: 33,475; Donna D. Holton: 33,475, Thomas L. Kennedy: 5,665; Albert H. Kramer: 663;

Patricia L. Langiotti: 10,268; Christian F. Martin IV: 33,475; Michael E. Martin:  0; Natalye Paquin: 0;  R. Chadwick Paul Jr.: 33,475; Robert E. Rigg: 4,556; C. Robert Roth: 10,268; and Wayne R. Weidner: 518,900.

(5)
Amounts reported are the interest credited in 2010 on deferred cash balances under the Directors’ Fee Plan and the fair market value of additional “phantom” common stock units and RSUs credited in 2010 on a “phantom” dividend reinvestment of “phantom” stock units and RSU balances under the Directors’ Fee Plan and the Long-Term Incentive Compensation Plan.

(6)
Includes fees resulting from meetings of the National Penn Bank Asset Review Committee, a committee established in 2010 in accordance with regulatory requirements applicable to the Bank.  This committee met 43 times during 2010.

The following table summarizes the compensation arrangements with non-employee directors (Outside Directors) for 2011:

NATIONAL PENN BANCSHARES / NATIONAL PENN BANK
Outside Directors only

Retainers: Board members must attend in person or by phone 75% of meetings
(Board and Committee Meetings combined) to be paid retainer. Committees include:
National Penn Audit, Executive, Compensation, Nominating/Corporate Governance,
Directors’ Enterprise Risk Management, Technology, and Finance/Investment Committees;
National Penn Bank Compliance and Asset Review Committees.

Chairman of Board (No meeting fees apply except Special Board meetings)	$120,000
Chairman of National Penn Board Committee (if other than Chairman of the Board)	32,500
Chairman of National Penn Bank Compliance Committee (if other than Chairman of Board)	32,500
Chairman of National Penn Bank Asset Review Committee	30,500
All Other Board Members	28,000

Special National Penn/National Penn Bank Board Meeting Fees - per meeting attended	1,500
National Penn Committee Fees – per meeting attended	750
National Penn Bank Committee Fees - per meeting attended	500

Director Education - per day attended including travel day	750

Strategic Planning Workshop - entire workshop	1,000

Director Emeritus (none currently) – all Board and Board Committee meetings	2,000

NATIONAL PENN BANK ADVISORY BOARDS
Outside directors only

HomeTowne Heritage Advisory Board - annual fee	6,000
Nittany Bank Advisory Board – per meeting attended	250

NATIONAL PENN WEALTH MANAGEMENT, N.A.
Outside directors only

Per meeting attended	750

NATIONAL PENN INSURANCE SERVICES GROUP, INC.
Outside Directors only

Per meeting attended	750

Compensation Committee Report

The committee has reviewed with National Penn management the section of this proxy statement captioned “Compensation Discussion & Analysis,” or the CD&A, which immediately follows this report.  Based on this review, the committee has recommended to National Penn’s Board that the CD&A be included in this proxy statement and in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2010.

During the year that ended on December 31, 2010 and until March 16, 2011, National Penn was a participant in the Troubled Assets Relief Program Capital Purchase Program, or the TARP CPP, established by the United States Department of the Treasury under the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, which we collectively refer to as the Recovery Act.   On June 15, 2009, U.S. Treasury enacted Interim Final Rules with regards to TARP Standards for Compensation and Corporate Governance, which we refer to as the TARP Final Rules, as amended.

As required by the TARP Final Rules, the committee previously identified our TARP CPP senior executive officers for 2011 as any individuals serving as our principal executive officer (CEO) or our principal financial officer (CFO) during 2010, and our three most highly compensated executive officers in 2010 (other than our CEO and CFO), who were serving as executive officers at the end of our last completed fiscal year (i.e., December 31, 2010).  Accordingly, the committee determined that our senior executive officers for 2011 are Scott V. Fainor, Michael J. Hughes, Sandra L. Bodnyk, Donald P. Worthington, David B. Kennedy and Glenn E. Moyer.  We refer to these senior executive officers in this report as our SEOs.

During the period that National Penn was a participant in the TARP CPP, the TARP Final Rules required that the committee conduct, at least semi-annually, a risk assessment of National Penn’s senior executive officer compensation plans and employee compensation plans, as such terms are defined in the TARP Final Rules.  As a result, the committee conducted such risk assessments with the assistance of several members of National Penn management, referred to as the senior risk officers.

J. Ralph Borneman, Jr., Chair
Robert L. Byers
Jeffrey P. Feather
Thomas L. Kennedy
Albert H. Kramer
Christian F. Martin IV

See the section of the CD&A entitled “Participation in U.S. Treasury’s TARP CPP” on page 26 for additional information concerning our SEOs.

Compensation Discussion & Analysis

Introduction

This Compensation Discussion & Analysis, or CD&A, is intended to assist shareholders in understanding and evaluating the information found in this proxy statement under the captions, “Executive Compensation” and “Potential Payments Upon Termination or Change in Control.”  These two sections provide information about the compensation and benefits provided to all persons who served as National Penn’s principal executive officer or principal financial officer in 2010, as well as the three other most highly compensated National Penn executive officers in 2010.  These “named executive officers” are identified below in this CD&A under the caption “2010 Named Executive Officers.”

During the year that ended on December 31, 2010 and until March 16, 2011, National Penn was a participant in the Capital Purchase Program under the U.S. Treasury’s Troubled Asset Relief Program, which we refer to as the TARP CPP.  As a result, during the period of time that U.S. Treasury held National Penn’s senior preferred stock, National Penn’s executive compensation program was subject to increased, ongoing, and evolving governmental regulation.  This regulation included restrictions on elements of compensation payable or awardable to our named executive officers and other employees of National Penn.  See the section of this CD&A entitled “Participation in U.S. Treasury’s TARP CPP.”

An Overview of 2010 National Penn Executive Compensation

At the beginning of 2010, National Penn’s Compensation Committee, which we refer to as the committee, approved the overall compensation program for 2010 for National Penn’s Chief Executive Officer (CEO), Chief Operating Officer (COO, before he became the President and CEO), and other named executive officers.  Among the committee’s primary considerations in approving the 2010 compensation program was to provide incentives for achieving and maintaining profitability in 2010 and long-term financial performance.  2010 base salary for our CEO was also approved by the independent members of the Board of Directors.

Compensation for 2010 consisted of three primary elements – base salary, potential cash incentive awards, and equity incentive awards.  In order to recognize changes in the responsibilities of certain of our named executive officers (or "NEOs"), as well as in recognition of the performance of certain of our NEOs, the salaries of some of our NEOs were changed in 2010.  See “Executive Compensation Decisions — Base Salary" below.

To implement the non-salary components, the committee, in March 2010, first established performance goals for 2010 under National Penn’s Executive Incentive Plan.  These goals included a combination of corporate performance goals — profitability, as measured by two categories of targeted return on adjusted average assets, and long-term financial performance, as measured against the successful attainment of five key strategic business objectives — as well as individual performance goals.  In January 2011, the committee evaluated the company’s 2010 financial performance, which is described in our 2010 annual report.  Given the financial results for the year, the committee concluded that National Penn achieved the maximum levels on both of the return on adjusted average assets goals, and that four of the five business objective goals were attained.  Since both of the return on adjusted average assets goals and four of the five business objective thresholds were met, the committee approved company performance awards for the named executive officers under the Executive Incentive Plan at the 76.93% of “Optimum” performance level achieved by National Penn.  See "Executive Compensation Decisions - Executive Incentive Plan."

In January 2010, the committee made a long-term incentive compensation award to Mr. Fainor in connection with his appointment as President and Chief Executive Officer. This service-based restricted stock  would vest on the second anniversary of the date of grant or earlier upon his death or disability, or if National Penn experiences a change in control event.  However, this stock award became fully vested when National Penn redeemed 100% of its total senior preferred stock from U.S. Treasury on March 16, 2011.   See “Participation in U.S. Treasury’s TARP CPP” below in this CD&A.  In February 2010, the committee also made long-term incentive compensation awards to the other named executive officers in the form of service-based restricted stock.  This service-based restricted stock would generally vest in 20% increments on each anniversary of the date of grant; however, the stock awards granted to Mr. Hughes and Ms. Bodnyk became fully vested when National Penn redeemed 100% of its total senior preferred stock from U.S. Treasury on March 16, 2011.

2010 Named Executive Officers

In 2010, several key changes were made in National Penn’s executive leadership team, namely:

•	Scott V. Fainor was appointed National Penn’s President and Chief Executive Officer; and

•	Glenn E. Moyer stepped down from being President and Chief Executive Officer in January 2010 in transition to his retirement.

Mr. Fainor, Mr. Moyer and four other persons are National Penn’s named executive officers for 2010.  The following table identifies those additional named executive officers, as well as the positions held by all of our named executive officers in 2010:

Name	Position at 12/31/2010 (unless otherwise noted)
Scott V. Fainor	President and Chief Executive Officer
Michael J. Hughes	Group Executive Vice President and Chief Financial Officer
Sandra L. Bodnyk	Group Executive Vice President and Chief Risk Officer
Donald P. Worthington	Group Executive Vice President
David B. Kennedy	Group Executive Vice President
Glenn E. Moyer	Special Advisor to Chief Executive Officer

These named executive officers are also our “senior executive officers,” as that term is used in the Emergency Economic Stabilization Act of 2008 and the American Recover and Reinvestment Act of 2009, which we refer to collectively as the Recovery Act.

Role of the Committee

The committee operates under a written charter reviewed, updated and approved annually by National Penn’s board of directors.  The committee’s role and responsibilities regarding executive compensation are to:

•	Develop an overall executive compensation philosophy and strategy, including independent research on executive officer compensation;

•
Determine appropriate levels of executive compensation, including the mix between fixed and incentive compensation and the mix between short-term and long-term compensation, without encouraging unnecessary and excessive risk-taking;

•	Develop executive compensation procedures and programs consistent with the approved compensation philosophy and strategy;

•	Approve participation, performance measures, and performance parameters for awards under the Executive Incentive Plan and the Long-Term Incentive Compensation Plan;

•
Review and approve corporate goals and objectives relevant to CEO compensation, evaluate our CEO’s performance in light of those goals and objectives, and approve our CEO’s compensation level based on this evaluation;

•	Review and approve employment, severance and/or change-in-control agreements for National Penn’s Section 16-reporting executive officers; and

•
Review and approve the compensation of National Penn’s Section 16-reporting executive officers as recommended by our CEO (which reviews generally include a review of competitive market data for these individuals and consideration of market conditions).

Compensation Consultant

The committee has historically retained a compensation consultant.  Generally, this compensation consultant provides the committee with peer executive and non-employee director compensation data, as well as expertise and advice on various matters brought before the committee. The committee has the sole authority to  retain and terminate the independent compensation consultant and approve fees and other engagement terms.    Since April 2009, the committee has retained Pearl Meyer & Partners, referred to as PM&P, as its independent compensation consultant.

Peer Group Comparison & Benchmarking

The committee regularly reviews the competitive market to compare executive pay and performance to market norms and to provide guidance for setting total compensation guidelines.   In 2009, the committee engaged PM&P to conduct a comprehensive benchmark analysis.   As part of this analysis, PM&P proposed a peer group of institutions of similar asset size and regional location to be used as a key source of information in its review.   The peer group, which was approved by the committee, was based on objective criteria and represented 20 institutions (with National Penn positioned at median), located in the mid-Atlantic, northeastern, or midwestern United States, of similar size and with generally similar business models.

In 2010, the committee again engaged PM&P to conduct comprehensive benchmark analyses of non-employee Board of Director compensation and compensation of certain executives.  As a result, in October of 2010, PM&P proposed a revised peer group based on their analysis.   The revised peer group, which was approved by the committee, was based on objective criteria and included 23 institutions (with National Penn positioned at median), located in the mid-Atlantic, northeastern, or midwestern United States, of similar size and with generally similar business models.

     The revised peer group is listed below.

Company Name	City, State	Ticker Symbol
Boston Private Financial Holdings, Inc.	Boston, MA	BPFH
Community Bank System, Inc.	De Witt, NY	CBU
Citizens Republic Bancorp, Inc.	Flint, MI	CRBC
Flagstar Bancorp, Inc.	Troy, MI	FBC
First Commonwealth Financial Corp.	Indiana, PA	FCF
First Financial Bancorp.	Cincinnati, OH	FFBC
FirstMerit Corporation	Akron, OH	FMER
First Midwest Bancorp	Itasca, IL	FMBI
F.N.B. Corporation	Hermitage, PA	FNB
Fulton Financial Corporation	Lancaster, PA	FULT
MB Financial, Inc.	Chicago, IL	MBFI
NBT Bancorp., Inc.	Norwich, NY	NBTB
Old National Bancorp	Evansville, IN	ONB
Provident Financial Services, Inc.	Jersey City, NJ	PFS
Park National Corporation	Newark, OH	PRK
PrivateBancorp, Inc.	Chicago, IL	PVTB
Signature Bank	New York, NY	SBNY
Susquehanna Bancshares, Inc.	Lititz, PA	SUSQ
United Bankshares, Inc.	Charleston, WV	UBSI
Valley National Bancorp	Wayne, NJ	VLY
Webster Financial Corporation	Waterbury, CT	WBS
Wilmington Trust Corporation	Wilmington, DE	WL
Wintrust Financial Corporation	Lake Forest, IL	WTFC

In addition to the peer group, PM&P used several other sources of data from published industry surveys, including US Mercer Benchmark database and Watson Wyatt Financial Institutions Benchmark Survey.  All data reflected the appropriate survey scope for banks of similar asset size and region to National Penn.

Data and competitive perspective were assessed by component (e.g., base salary, annual cash incentives, long-term equity incentives) and in aggregate to provide a comprehensive review of total compensation.   The relationship between pay and performance between National Penn and the peer group was also analyzed.  Data from PM&P’s analysis was used to assess the effectiveness of the current compensation program in meeting desired objectives as well as develop total compensation guidelines and serve as a reference for decisions going forward.

However, in the interest of keeping current with emerging market awareness, the committee receives and reviews other available information on executive compensation practices and pay levels throughout the year.  Such sources range from reviewing available compensation surveys and databases as well as attending industry meetings. While benchmarking is important to the committee’s analysis of the compensation of our executives, it is historical and may not in all cases represent best practice going forward.  Such data, while a helpful resource are not meant to supplant the committee’s review of National Penn executives’ performance, internal pay equity information and other market information, all of which the committee believes are necessary when making compensation decisions.  Thus, the committee has the discretion to set compensation levels that are higher or lower than targeted “market” benchmarks.

Role of Executives in Establishing Compensation

During 2010, our CEO worked with the committee in designing and implementing National Penn’s compensation programs for all executive officers, excluding themselves.  Their role included:

•	Recommending performance targets, goals and objectives;

•	Evaluating executive performance;

•
Advising and consulting with the committee regarding corporate titles, base salaries, annual incentive plan categories, long-term incentive compensation awards, general awards, and employment terms for executives; and

•	Providing background information for committee meeting agenda items.

In 2010, our CEO generally attended committee meetings, but was not present during executive sessions of the committee when matters related to him were discussed.  Periodically, other executive officers and advisors attended committee meetings, generally to provide reports, information and advice about agenda topics.

Philosophy and Strategy of Executive Compensation

Overall Objective

The overall executive compensation philosophy and strategy at National Penn is to provide a total compensation package which is balanced and competitive in the external market and correlates to National Penn’s strategic business plan.  The package is also intended to compensate superior individual and corporate performance appropriately based on financial and strategic performance measures that increase longer-term shareholder value, all without encouraging excessive or undue risk-taking.

Benchmark References

As noted above, the committee regularly reviews and considers market and peer data as well as other available best practice information to facilitate their assessment of executive compensation and performance.  The committee references several resources, including, but not limited to, peer group information, industry compensation surveys and industry performance data.  These resources are used to assist the committee in assessing the competitiveness of current pay levels as well as to set compensation program guidelines.

Total Compensation Positioning and Mix

National Penn generally targets its total compensation package (both individual components and in the aggregate) to be competitive with market (i.e., approximately 50th percentile).  While targets are set to provide competitive pay for meeting expected performance, actual pay levels (by component and in the aggregate) vary to reflect performance relative to goals and industry performance over both short- and long-term timeframes.

In the aggregate, the objective of National Penn’s total compensation program is to provide an appropriate “mix” and balance of fixed and variable (i.e., incentive/performance) compensation.   The target mix of compensation will vary based on the executive’s role, and the actual mix will vary based on performance (e.g., in a year when no annual incentive is paid, the percentage of total compensation paid in salary will increase).  The focus on mix is to ensure our total compensation program is appropriately focused on fixed versus variable compensation.

In general, the committee targets the following elements as a percentage of total direct compensation (salary plus annual cash and long-term equity incentive) for its named executive officers:

•	Base salary will comprise between 40% and 55%.
•	Annual cash incentives will comprise between 20% and 30%.
•	Long-term equity incentives will comprise between 20% and 30%.

The result is that 40% to 60% of a named executive officer’s total compensation will vary based on performance.

Elements of Executive Compensation

Element	Description	Other Features
Base Salary
The purpose of base salary is to provide competitive and fair compensation that reflects the position and the individual’s value to the organization based on National Penn’s business strategy.  Base salary reflects fixed compensation that is the foundation for other compensation components (such as incentives and benefits). Executive base salaries at National Penn are to be structured and targeted “at market” or approximately 90% to 115% of median pay (i.e., approximately 50th percentile) for comparably sized financial services organizations.  Actual salaries are set to reflect each executive’s individual role, contribution, experience and performance.
The committee reviews and determines executive salary levels annually.
Annual Cash Incentives
Awards under our Executive Incentive Plan are designed to motivate and compensate executives for the achievement of our annual business plan/objectives. Target award levels are set to be consistent with market practice, but actual award levels will vary from 0% to 150% of target (i.e., market) to reflect achievement of performance goals to hold executives accountable for corporate and individual performance.  Company performance goals are tied primarily to financial performance measures as determined/approved by the committee and, where appropriate, individual performance goals that reflect each executive’s accountability for driving business success. All performance goals are periodically reviewed by the committee in order to ensure that they do not promote excessive or undue risk taking.  Financial objectives may also include a measured comparison of how well National Penn performs versus its peer group. Objectives will have specific assigned levels of achievement for threshold, target, and optimum (or maximum) performance.

The committee establishes the specific terms and conditions for the payment of annual cash incentive awards at the beginning of the applicable year. Additionally, the committee has discretion to consider unusual business factors and their resulting effect on corporate performance in any award granted.

Long-Term Equity Incentives
Awards under our Long-Term Equity Incentive Compensation Plan are intended to compensate executives for sustained long-term performance that is aligned with shareholder interests and to encourage employee retention through vesting schedules.  We also expect our executives to own National Penn stock to ensure long-term perspectives and serve as a mitigating factor against any tendency to excessive or undue risk taking.  See “Stock Ownership — Guidelines” on page 54 of this proxy statement.  Long term equity incentive awards may take a variety of forms, such as stock options and restricted stock grants. Levels and frequency of awards are determined by the committee and designed to reflect the executive’s level of responsibility and performance, competitive parameters and desired compensation philosophy and objectives.  While initial grants are targeted to be competitive with market, actual award values will reflect National Penn’s actual long-term performance (through stock price appreciation and achievement of long-term performance goals).  Service-based restricted stock awards can also be granted as appropriate to recognize performance and provide ownership/retention focus.  Long term incentives have the capacity to be the largest component of executive compensation, if our performance and stock price exceeds our expectations.
The committee evaluates and establishes the form, mix and terms of the long-term equity incentive awards annually.
Executive Benefits
National Penn provides executives with a level of executive benefits and perquisites to remain competitive, retain key executives, and address contribution caps that may be placed on their participation in several employee benefit programs (e.g., retirement contributions in a 401(k) plan).  Perquisites are provided only where appropriate and where they facilitate job performance (e.g., automobile and telephone allowances).
Details on executive benefits and perquisites are included in footnotes 5 and 8 to the Summary Compensation Table, which begins on page 29.

Agreements with Executives

An important aspect of overall executive employment relationships are employment and change-in-control agreements. These agreements are designed to promote stability and continuity of senior executives and ensure their interests are aligned with shareholders.  Terms of these agreements consider marketplace practices and National Penn’s unique needs, and are tailored to the individual executive with a focus on retention and recruitment. Change-in-control features are included as necessary in the current financial services industry, legal, regulatory and economic environment. Details on employment agreements and change-in-control agreements are included under “Employment, Change-in-Control and Other Agreements” on page 37.

Summary

National Penn's executive compensation philosophy and strategy is intended to be competitive in the marketplace and compensate executives commensurate with actual performance.  Because a significant portion of our total compensation is performance-based (through annual cash and long-term equity incentives), we expect our compensation will vary on an annual basis, but evolve over the long-term to align with our performance relative to our business strategy, peers and the financial services industry overall.  We believe our total compensation program provides an appropriate balance that enables us to ensure proper pay-performance alignment and reduces the potential that our plans might motivate excessive or undue risk taking. Our program balances:

•	Short and long term performance
•	Company and individual performance
•	Quantitative/financial performance and qualitative/discretionary performance
•	Absolute performance (our internal goals) and relative performance (compared to industry)

When corporate performance exceeds our objectives and peer performance, total compensation is intended to be above market median (e.g., 75th percentile).  In years where short-term performance goals are not achieved or fall below expectations, total compensation will be below market median (e.g., 25th percentile).  Over a long-term horizon, total compensation should reflect the level of sustained performance achieved by National Penn.

All of the components are balanced, integrated, and designed to provide a total compensation environment that will enhance the executives’ relationship with the company and support the growth of overall shareholder value.

Executive Compensation Decisions

In this section, we discuss decisions made by the committee over the course of 2010 regarding the compensation of our 2010 named executive officers.  When considering various factors relative to the committee’s decisions, no specific formula was applied to determine the weight of each factor. Rather, the committee exercised its discretion and judgment when considering each factor and all factors, taken collectively.

Base Salary

2010 Base Salary Determinations.  In January 2010, National Penn announced that Mr. Fainor was appointed as National Penn’s President and Chief Executive Officer when Mr. Moyer stepped down from that position in transition to his retirement.  The committee, in executive session, approved increasing Mr. Fainor’s base salary from $444,945 to $540,000, effective upon his appointment as President and Chief Executive Officer.   In approving Mr. Fainor’s new base salary, the committee considered the substantial additional responsibilities that Mr. Fainor would be undertaking in his new position, including, among others, his role in implementing National Penn’s enterprise-wide, board-approved “self-improvement plan,” which is intended to define, guide, coordinate and oversee the execution of strategies to improve the financial strength of the company.  The committee also considered the recommendations of Thomas A. Beaver, National Penn’s chairman, who led and coordinated the National Penn board’s oversight of the leadership change.  The committee weighed these considerations against National Penn’s 2009 financial performance, current economic conditions, and internal and external base pay equity information, including the base salary level for our CEO in 2008 and 2009, as well as base salary levels for chief executives of National Penn’s peer group.

The committee also approved adjusting Mr. Hughes’ base salary for 2010 from $375,000 to $390,000.   The committee reviewed the performance of Mr. Hughes, as evaluated by Mr. Fainor, as well as an executive compensation analysis of peer group data by PM&P.  The committee weighed these considerations against National Penn’s 2009 financial performance and current economic conditions.  In reaching its decision, the committee also considered Mr. Hughes’ increased role in implementing National Penn’s enterprise-wide, board-approved self-improvement plan and his additional responsibilities as part of National Penn’s newly established Office of the President.

The committee also approved adjusting Ms. Bodnyk’s base salary for 2010 from $300,000 to $315,000 and Mr. Kennedy’s base salary for 2010 from $240,000 to $250,000.  In reaching their decision, the committee reviewed the performance of each of these officers, as evaluated by Mr. Fainor. The committee also considered National Penn’s 2009 financial performance and then current economic conditions.

The committee decided to maintain Mr. Worthington’s base salary at his 2009 level.   In reaching their decision, the committee considered the fact that it had previously approved adjusting Mr. Worthington’s base salary from $235,000 to $265,000 in November 2009.

Mr. Moyer’s Base Salary Determination as Part of his Transition to Retirement.  Upon stepping down as National Penn’s President and Chief Executive Officer, Mr. Moyer agreed to continue his employment with National Penn as a special advisor to our CEO until April 30, 2011, after which date Mr. Moyer would serve as a consultant for National Penn until December 31, 2011.  The committee, in executive session, approved the terms of a letter agreement, which provided, among others, that Mr. Moyer’s base salary would remain unchanged through February 2010; Mr. Moyer’s annual base salary would be adjusted to $335,000, effective March 2010 through April 2011; and during Mr. Moyer’s consulting period, National Penn would pay Mr. Moyer a consulting fee of $10,000 per month.  Among the factors the committee considered in approving the letter agreement were Mr. Moyer’s expertise in workout credit and the value of that expertise to National Penn; his important role in transitioning significant relationships to other company executives; Mr. Beaver’s  and Mr. Fainor’s discussions with Mr. Moyer about his new roles and responsibilities; National Penn’s 2009 financial performance; internal base pay equity considerations; Mr. Moyer’s existing employment agreement, including its retirement provisions; and his TARP restriction agreement.

Executive Incentive Plan

2010 Plan Year Goals and Results.  In March 2010, the committee approved the company performance goals and award schedule for the 2010 plan year.  For the 2010 plan year, the Executive Incentive Plan had four categories of participants, and included an additional category of participant — Category AA for our chief financial officer and chief risk officer, with award levels between those for Categories A and B.  As a result of this additional category of participants, Category A now only includes our CEO and Category B no longer contains our chief financial officer and chief risk officer:

•
Category A included only our CEO and had the highest award potential.  It was based on company performance only, with an opportunity for the committee to increase or decrease the award amount based on individual performance.

•
Category AA included our chief financial officer and chief risk officer.  For Category AA participants, approximately 87.5% of the award opportunity was based on overall company performance, with the remainder based on individual or functional area performance.

•
Category B included our other most senior executive officers with company-wide managerial responsibilities.  For Category B participants, approximately 78% of the award opportunity was based on overall company performance, with the remainder based on individual or functional area performance.

•
Category C included other National Penn executive officers.  For Category C participants, at target award levels, 60% of the award opportunity was based on company performance and 40% was based on individual or functional area performance.

The committee established company performance goals in three areas:  (1) a range of return on average assets, pre-TARP costs; (2) a range of return on average assets, pre-TARP costs, taxes and loan loss provision, and (3) National Penn’s success relative to attainment of five key strategic business objectives established by the Board at the end of 2008, which had again been approved by the Board for the 2010 Strategic Plan.  The committee set the target levels for the financial and strategic objectives relating to potential 2010 Executive Incentive Plan awards, and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the performance goals was significant and reasonable given the business environment, risk and other related factors.

The award schedule for 2010 was based on four factors, the first three comprising the company performance award, and the fourth being the individual performance award:

•	Return on adjusted average assets (pre-TARP costs) results were to be interpolated if achieved within the range of a threshold goal of 0.34%, a target goal of 0.38%, and an optimum goal of 0.60%.

•
Return on adjusted average assets (pre-TARP costs, taxes and loan loss provision) results were to be interpolated if achieved within the range of a threshold goal of 1.22%, a target goal of 1.36%, and an optimum goal of 1.50%.

•
The strategic business objective goals consisted of the following five measures established by the Board in late 2008 as key strategic items, which had again been approved by the Board for the 2010 Strategic Plan: (1) rebuilding tangible equity above peer average; (2) improving liability acquisition costs; (3) targeting the right customer groups; (4) maintaining strong asset quality; and (5) maximizing human capital.

Business objective goal success was to be interpolated from a threshold goal of success in three out of five criteria, a target goal of success in four out of five criteria, and an optimum goal of success in five out of five criteria.

•
An individual award based on the respective objectives established for each participant at the beginning of the plan year.  For Category A participants, this incentive ranged from -10% to +10% of base salary.  For Category AA participants, this incentive ranged from 0% to 20% of base salary, with a target of 5%.  For Category B participants, this incentive ranged from 0% to 20% of base salary, with a target of 7%.  For Category C participants, this incentive ranged from 0% to 20% of base salary, with a target of 10%.

With respect to the company performance award, the return on adjusted average assets (pre-TARP costs) goal was weighted 25%, the return on adjusted average assets (pre-TARP costs, taxes and loan loss provision) goal was weighted 25%, while the strategic business objectives goal was weighted 50%.  There was also a “peer performance lever” that the committee could use to adjust the company performance award targets upward or downward, relative to peer performance.

2010 Award Payouts.  In January 2011, the committee reviewed National Penn and individual Executive Incentive Plan results for 2010 performance and concluded that National Penn achieved the maximum levels on both of the return on adjusted average assets goals, and based on materials provided by management, that four of the five business objective goals were attained.  However, the committee noted that the only business objective goal that was not met (deposit growth) had become immaterial at the beginning of 2010, as National Penn shifted its strategic focus to (i) contracting its balance sheet to more effectively manage capital, and (ii) achieving a better deposit mix to reduce the costs of funds.   Since both of the return on adjusted average assets goals and four of the five business objective thresholds were met, the committee approved company performance awards for the NEOs under the Executive Incentive Plan at the 76.93% of “Optimum” performance level achieved by National Penn.  In addition, the committee approved discretionary bonuses for the NEOs in recognition of the fact that the deposit growth business objective had become moot.  However, the committee acknowledged at the time that these incentive compensation awards and discretionary bonuses to certain individuals are deemed restricted for 2011 in connection with  the TARP CPP, unless National Penn redeems its senior preferred stock currently held by U.S. Treasury prior to payment.   Since that time, National Penn has redeemed its senior preferred stock held by U.S. Treasury pursuant to the TARP CPP.  Consequently, these incentive compensation awards and discretionary bonuses will be paid to the applicable individuals previously deemed restricted (i.e., the top 5 most highly compensated employees).  See “Participation in U.S. Treasury’s TARP CPP” below in this CD&A.

Long-Term Incentive Compensation Plan

As noted above, awards under National Penn’s Long-Term Incentive Compensation Plan generally are intended to align the interests of our executives and our shareholders and to encourage executive ownership of our stock.  See “Philosophy and Strategy of Executive Compensation — Elements of Executive Compensation” above in this CD&A.  Awards under this plan also are made to maintain the level of incentive deemed necessary to retain key employees, maintain employee morale and achieve future business and financial objectives.  The committee also considers, among other factors, the value of awards made in prior years and the advice and recommendations of its CEO, where appropriate.  See, “Role of Executives in Establishing Compensation” above.

January 2010 Awards to Mr. Fainor. In January 2010, the committee discussed, in executive session, a long-term incentive compensation award to be made to Mr. Fainor in connection with his appointment as President and Chief Executive Officer.  The committee considered the additional responsibilities that Mr. Fainor would be undertaking in his new position, including, among others, his role in implementing National Penn’s “self-improvement plan,” internal and external base pay equity information (including the base salary level for our CEO in 2008 and 2009, as well as base salary levels for other chief executives included in the executive compensation analysis of peer group data provided by the committee’s compensation consultant), and the executive compensation restrictions imposed on National Penn under the Recovery Act.  After considering all relevant factors, the committee approved an award of 45,378 shares of restricted stock to Mr. Fainor, which was the maximum award that the committee could make under the TARP Final Rules (i.e., 50% of Mr. Fainor’s 2010 base salary), based on the closing price of National Penn common stock on January 28, 2010.  These shares of restricted stock were to vest two years from their date of grant (i.e., on January 28, 2012), provided that Mr. Fainor performed substantial services for National Penn during such time, or earlier upon his death or disability, or if National Penn experienced a change in control event.  However, these transfer restrictions would lapse as follows:

If National Penn were to repurchase the following cumulative percentage of its senior preferred stock from U.S. Treasury:	Then the transfer restrictions on the following number of shares of Mr. Fainor’s restricted stock would lapse:
25%	11,344
50%	22,689
75%	34,033
100%	45,378

On March 16, 2011, National Penn repurchased 100% of the stock U.S. Treasury purchased under the TARP CPP.  As a result, these shares became fully vested and all applicable transfer restrictions lapsed immediately.

February 2010 Awards.  In February 2010, the committee made incentive compensation awards to Messrs. Hughes, Worthington and Kennedy, and Ms. Bodnyk and other members of senior management in the form of service-based restricted stock.  Specifically, the committee awarded 26,000, 11,041, 10,416 and 21,000 shares of service-based restricted stock to Messrs. Hughes, Worthington and Kennedy, and Ms. Bodnyk, respectively.  Messrs. Worthington’s and Kennedy’s and Ms. Bodnyk’s shares would vest in 20% increments on each anniversary of the date of grant, provided that each, as applicable, were continuously employed by National Penn through such time.  The shares would also become fully vested upon the applicable executive’s death or disability, or if National Penn experienced a change in control event.  Mr. Hughes’ award provided that if he separated from service with National Penn before the second anniversary of the date of grant for reasons other than death, disability or change in control, he would forfeit these shares unless National Penn had repurchased 100% of its senior preferred stock from U.S. Treasury before such time.

Additionally, in Mr. Hughes’ case, these transfer restrictions were to lapse as follows:

If National Penn were to repurchase the following cumulative percentage of its senior preferred stock from U.S. Treasury:	Then the transfer restrictions on the following number of shares of Mr. Hughes’ restricted stock would lapse:
25%	6,500
50%	13,000
75%	19,500
100%	26,000

Both Ms. Bodnyk’s and Mr. Hughes’ awards were amended in 2011 to provide that the restricted shares would become fully vested and transferable if National Penn repurchased all of its preferred stock that the U.S. Treasury held under the TARP CPP.  On March 16, 2011, National Penn repurchased all of the stock U.S. Treasury held under the TARP CPP.  As a result, these shares became fully vested and all applicable transfer restrictions lapsed immediately.

Participation in U.S. Treasury’s TARP CPP

Overview

In December 2008, National Penn issued $150 million of senior preferred stock, and related common stock purchase warrants, to the U.S. Treasury under the TARP CPP.  Certain rules issued by the U.S. Treasury and certain provisions of the Recovery Act require TARP CPP participants, including National Penn until March 16, 2011, to adopt standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the TARP CPP participant’s senior preferred stock.  These restrictions generally apply to National Penn’s chief executive officer, chief financial officer, and the next three most highly compensated executive officers but, in some instances, apply to a larger group of National Penn executives.  On March 16, 2011, National Penn repurchased all of the senior preferred stock that U.S. Treasury had purchased under the TARP CPP.  Accordingly, as of such date, National Penn was no longer a TARP CPP participant and was  no longer subject to the applicable executive compensation and corporate governance standards.

The Recovery Act changed several of the executive compensation rules previously issued by the U.S. Treasury for TARP CPP participants, which required the U.S. Treasury and the Securities and Exchange Commission to issue new rules or other guidance implementing the executive compensation provisions of the Recovery Act.  As a result, the U.S. Treasury subsequently issued the TARP Standards for Compensation and Corporate Governance, as amended, which we refer to as the TARP Final Rules.  The TARP Final Rules became effective on June 15, 2009.  Further, the TARP Final Rules superseded and replaced all previous rules issued by the U.S. Treasury regarding executive compensation under the Recovery Act, to the extent that such previous guidance is inconsistent with the TARP Final Rules.

Among other requirements under the TARP Final Rules, National Penn was required until March 16, 2011 to:

•	limit compensation to exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of National Penn;

•
prohibit the payment of a tax "gross-up" (i.e., a payment to cover taxes due on compensation such as golden parachute payments) to senior executive officers and the next 20 most highly compensated employees;

•
provide for the recovery of any bonus, retention award, or incentive compensation paid to senior executive officers and the next 20 most highly compensated employees, based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate;

•
prohibit the payment (including the acceleration of vesting) made on account of severance from employment for any reason or a change in control event to senior executive officers or any of the next five most highly compensated employees; and

•
prohibit the payment or accrual of any bonus, retention award, or incentive compensation to the five most highly compensated employees (irrespective of whether the employee is a senior executive officer), except for bonus payments required to be paid pursuant to an employment agreement entered into as of February 11, 2009, and the payment or accrual of long-term restricted stock that meets specified conditions, including a limit on value to one-third of the total amount of annual compensation of the employee receiving the stock.

TARP CPP-Related Executive Compensation Decisions

Since National Penn’s issuance of senior preferred stock and related common stock purchase warrants to the U.S. Treasury, the committee has taken affirmative steps to ensure compliance with the applicable standards for executive compensation and corporate governance under the TARP CPP.  In this regard, the committee has undertaken, together with National Penn’s most senior risk management officers, a review of all of National Penn’s compensation plans to determine if those plans encourage National Penn employees to take unnecessary and excessive risks that threaten the value of National Penn or to manipulate earnings.  In its Compensation Committee Report in this proxy statement, the committee has certified that it completed this review as required by the rules governing the TARP CPP.

As previously mentioned, the TARP Final Rules limit the amount and types of incentive compensation that TARP CPP participants can pay executives while U.S. Treasury holds the participant’s senior preferred stock.  Therefore, the committee determined that if applicable, the restricted stock awards granted in 2010 and 2011 would be subject to the Recovery Act and the rules or guidance issued by the U.S. Treasury implementing the Recovery Act, such as the TARP Final Rules. Accordingly, the grant agreements by which such awards were made were drafted in accordance with the TARP Final Rules.

Lastly, after the TARP Final Rules were issued, the committee evaluated its approach in light of these new compensation standards, and approved a TARP CPP compliance strategy under which National Penn, working with management and other affected National Penn employees, would enter into a uniform, standalone TARP Compensation Restriction Agreement, or TARP restriction agreement, with employees who could fall within these restrictions.  Under this approach, these employees would enter into a separate TARP restriction agreement, which would require such individuals to forfeit various forms of compensation upon subsequently being classified by the committee as a senior executive officer or designated employee under the TARP Final Rules.  A significant factor in the committee’s adoption of this approach was that it would eliminate the need for National Penn and its employees to enter into new agreements each year as an employee potentially moved from one classification group to another.  Accordingly, Messrs. Moyer, Fainor, Hughes, Worthington and Kennedy, and Ms. Bodnyk each entered into a TARP restriction agreement.  Each TARP restriction agreement, except for Mr. Kennedy’s, provided that if such individual’s employment is terminated, at the option of such individual, National Penn would enter into a consulting and noncompetition agreement.

TARP Repayment

On March 16, 2011, National Penn repurchased 100% of the senior preferred stock that U.S. Treasury purchased under the TARP CPP.  As a result, National Penn is no longer a participant in the TARP CPP, subject to governmental regulation under the Recovery Act and TARP Final Rules, including its executive compensation and corporate governance standards.

Summary

The committee believes that National Penn’s executive compensation program is well balanced among the several components, with performance measures which support National Penn’s goals, objectives and strategies.  The level of awards in the incentive components are competitive in the marketplace, and the other elements of the executive’s compensation relationship with National Penn, such as an employment agreement or change-in-control agreement, are structured to be mutually beneficial to National Penn’s shareholders and to the respective executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes total compensation for National Penn’s Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers for 2010.

SUMMARY COMPENSATION TABLE
(For fiscal year ended December 31, 2010)

Name and Principal Position (a)	Year (b)	Salary ($) (c) (5)	Bonus ($) (d)	Stock Awards ($) (e) (6)	Option Awards ($) (f) (6)	Non-Equity Incentive Plan ($) (g)	Change in Pension Value and Non- Qualified Deferred Earnings ($) (h) (7)	All Other ($) (i) (8)	Total ($) (j)

Scott V. Fainor	2010	530,131	79,520	269,999	0	358,885	1,190	22,463	1,262,188
President & Chief	2009	444,954	0	75,694	18,230	0	2,164	22,466	563,508
Executive Officer of	2008	402,170	0	0	0	0	1,062	12,764	415,996
National Penn; also
President & Chief
Executive Officer of
National Penn Bank (1)

Michael J. Hughes	2010	388,269	42,710	152,100	0	241,936	0	16,670	841,685
Group Executive Vice	2009	115,385	0	84,000	248,748	0	0	10,318	458,451
President & Chief
Financial Officer (2)

Sandra L. Bodnyk	2010	313,271	34,460	122,850	0	195,204	1,817	18,700	686,302
Group Executive	2009	251,026	0	41,308	0	0	3,846	19,646	315,826
Vice President &	2008	191,779	0	0	0	0	1,847	9,678	203,304
Chief Risk Officer (3)

Donald P. Worthington	2010	265,000	21,200	64,590	0	134,546	106,089	48,163	639,588
Group Executive	2009	237,885	0	29,254	7,976	0	60,657	49,877	385,649
Vice President, Wealth	2008	233,623	0	0	0	0	31,281	18,303	283,207
Management Group

David B. Kennedy	2010	248,848	19,908	60,934	0	126,345	1,141	14,239	471,415
Group Executive	2009	221,925	0	19,636	0	0	2,041	10,121	253,723
Vice President,	2008	186,824	0	0	0	0	1,004	9,757	197,585
General Bank (3)

Glenn E. Moyer	2010	374,424	0	0	0	0	281,522	81,296	737,242
Special Advisor to	2009	540,001	0	99,760	27,345	0	396,411	85,677	1,149,194
Chief Executive Officer	2008	540,001	0	0	0	0	806,884	71,462	1,418,347
of National Penn (4)

(1)
On January 27, 2010, Mr. Fainor was elected a director and appointed President and Chief Executive Officer of National Penn, while continuing to hold those positions at National Penn Bank.  Mr. Fainor served as Senior Executive Vice President and Chief Operating Officer of National Penn from February 1, 2008 through January 27, 2010.  Mr. Fainor initially became an executive officer of National Penn on February 1, 2008, the effective date of the merger of KNBT Bancorp, Inc. with National Penn.

(2)	Mr. Hughes began employment with National Penn on August 31, 2009.
(3)	Ms. Bodnyk and Mr. Kennedy became executive officers of National Penn on February 1, 2008, the effective date of the merger of KNBT Bancorp, Inc. with National Penn.
(4)
Prior to January 27, 2010, Mr. Moyer served as President and Chief Executive Officer of National Penn and as Chairman of National Penn Bank.  On that date, he stepped down from those positions as a transition to his retirement.  He served as a special advisor to Mr. Fainor during the remainder of 2010.

(5)
Amounts reported do not include automobile and telephone allowances furnished by National Penn to facilitate job performance.  While these amounts are included in each individual’s taxable income because they have an inherent personal use component, they are reported in this table under the column captioned “All Other Compensation.”

(6)
Amounts reported are grant date fair values, which in the case of option awards, are computed based upon the Black-Scholes option valuation model, which estimated the present dollar value of National Penn’s common stock options at the time of the grant.  The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised.  Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.  Lastly, for those awards under column (e) of this table that are subject to performance conditions, the grant date fair values are based upon the probable outcome of such conditions.

(7)
Earnings in 2010 on deferred compensation were computed at a market rate and are reported in the table captioned “Non-Qualified Deferred Compensation.”  Amounts reported are the increase in 2010 in the present value of the accumulated benefit for each individual under National Penn’s defined benefit pension plan, and under supplemental executive retirement plan (SERP) benefits for Messrs. Worthington and Moyer, as follows:

Name	Year	Defined Benefit
		Pension Plan ($)	SERP ($)	Total ($)

Scott V. Fainor	2010	1,190	N/A	1,190
	2009	2,164	N/A	2,164
	2008	1,062	N/A	1,062

Michael J. Hughes	2010	0	N/A	0
	2009	0	N/A	0

Sandra L. Bodnyk	2010	1,817	N/A	1,817
	2009	3,846	N/A	3,846
	2008	1,847	N/A	1,847

Donald P. Worthington	2010	21,767	84,322	106,089
	2009	1,144	59,513	60,657
	2008	20,631	10,650	31,281

David B. Kennedy	2010	1,141	N/A	1,141
	2009	2,041	N/A	2,041
	2008	1,004	N/A	1,004

Glenn E. Moyer	2010	23,727	257,795	281,522
	2009	9,358	387,053	396,411
	2008	28,328	778,556	806,884

(8)    Amounts reported for each individual are as follows:

					Company
					"Match"
			Imputed		in Payout
		Company "Match" for	Value of Life Insurance	Automobile	of Previous Mandatory	Other
		40l(k) Plan	Benefits	Allowance	Deferral Amounts	(A) (B)	Total
Name	Year	($)	($)	($)	($)	($)	($)

Scott V. Fainor	2010	8,250	533	12,000	N/A	1,680	22,463
	2009	8,250	536	12,000	N/A	1,680	22,466
	2008	0	421	11,077	N/A	1,266	12,764

Michael J. Hughes	2010	5,956	703	8,331	N/A	1,680	16,670
	2009	1,226	175	2,400	N/A	6,517 (C)	10,318

Sandra L. Bodnyk	2010	7,304	1,316	8,400	N/A	1,680	18,700
	2009	8,250	1,316	8,400	N/A	1,680	19,646
	2008	275	987	7,558	N/A	858	9,678

Donald P. Worthington	2010	7,304	3,886	9,000	25,568	2,405	48,163
	2009	8,550	3,886	8,446	26,482	2,513	49,877
	2008	7,291	1,851	7,961	0	1,200	18,303

David B. Kennedy	2010	1,527	532	8,400	N/A	3,780	14,239
	2009	2,050	536	7,535	N/A	0	10,121
	2008	2,805	421	6,531	N/A	0	9,757

Glenn E. Moyer	2010	8,250	1,488	10,546	59,332	1,680	81,296
	2009	8,550	2,190	11,860	61,396	1,680	85,677
	2008	7,875	2,070	11,400	47,758	2,359	71,462

(A) National Penn's policy is to pay the travel cost for spouses of certain executive officers to attend certain specific industry events. Includes any such amounts.

(B) Includes telephone allowances.

(C) Mr. Hughes received $6,000 in reimbursement of business expenses as stated in the terms of his Employment Agreement dated August 12, 2009.

Grants of Plan-Based Awards Table

The following table shows information regarding grants for 2010 of plan-based awards to Messrs. Fainor, Hughes, Worthington, Kennedy, Moyer, and Ms. Bodnyk.

GRANTS OF PLAN-BASED AWARDS
(For fiscal year ended December 31, 2010)

								All Other	All Other
								Stock	Options
		Estimated Future Payouts			Estimated Future Payments			Awards: No. of	Awards: No. of	Exercise of	Grant Date
		Under Non-Equity			Under Equity			of Shares	Securities	Base Price	Fair Value of
		Incentive Plan Awards (1)			Incentive Plan Awards			of Stock	Underlying	of Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(2)	(j)	(k)	(l)

Scott V. Fainor	2/1/10	81,000	270,000	405,000
	1/28/10							45,378

Michael J. Hughes	2/1/10	46,800	136,500	214,500
	2/1/10							26,000

Sandra L. Bodnyk	2/1/10	37,800	110,250	173,250
	2/1/10							21,000

Donald P. Worthington	2/1/10	26,500	66,250	106,000
	2/1/10							11,041

David B. Kennedy	2/1/10	25,000	62,500	100,000
	2/1/10							10,416

Glenn E. Moyer	N/A

(1)
Amounts reported are the following percentages of the individual’s base salary at year-end 2010, based solely on achievement of National Penn’s company-wide financial performance goals for 2010 (i.e., return on average assets targets and the 2010 strategic business objectives of National Penn).  These goals were established by the committee under National Penn’s Executive Incentive Plan in February 2010.  Mr. Fainor - 15%, 50%, and 75%; Mr. Hughes and Ms. Bodnyk – 12%, 35%, and 55%; and  Messrs. Worthington and Kennedy - 10%, 25%, and 40%.  Mr. Moyer was not a participant in the Plan in 2010.

Additional amounts up to 10% of base salary could be awarded to Mr. Fainor based on the committee’s subjective assessment of individual performance in 2010.  Additional amounts up to 20% of base salary could be awarded to Messrs. Hughes, Worthington, Kennedy, and Ms. Bodnyk based on the committee’s subjective assessment of individual or business unit performance in 2010.

For further information on the Executive Incentive Plan, see the “Compensation Discussion & Analysis” section of this proxy statement.

(2)	For information on the terms and conditions of these awards, see the “Compensation Discussion & Analysis” section of this proxy statement.

Outstanding Equity Awards at Year-End Table

The following table shows information on outstanding equity awards as of December 31, 2010 held by Messrs. Fainor, Hughes, Worthington, Kennedy, Moyer, and Ms. Bodnyk

Outstanding Equity Awards at Fiscal Year-End
(As of December 31, 2010)

	Option Awards							Stock Awards
(a) Name	(b) No. of Securities Underlying Unexercised Options Exercisable (#)		(c) No. of Securities Underlying Unexercised Options Unexercisable (#)		(d)Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	(e) Option Exercise Price ($)	(f) Option Expiration Date	(g) No. of Shares or Units of Stock That Have Not Vested (#)		(h) Market Value of Shares or Units of Stock That Have Not Vested ($)(12)	(i) Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott V. Fainor	257,499	(1)				16.02	5/6/2014
	41,200	(1)				15.38	1/24/2015
	15,450	(1)				16.08	1/23/2016
	10,300	(1)				15.92	1/26/2017
	4,000		16,000	(2)		6.88	3/23/2019
								8,004	(7)	64,272
								7,000	(8)	56,210
								45,378	(9)	364,385

Michael J. Hughes			40,000	(3)		5.60	9/30/2019
	48,000		32,000	(4)		5.60	9/30/2019
								20,000	(7)	160,600
								5,000	(11)	40,150
								26,000	(9)	208,780

Sandra L. Bodnyk	10,300	(1)				16.02	5/6/2014
	7,725	(1)				15.38	1/24/2015
	7,725	(1)				16.08	1/23/2016
	5,150	(1)				15.92	1/26/2017
	1,750		7,000	(2)		6.88	3/23/2019
								3,504	(7)	28,137
								2,500	(8)	20,075
								21,000	(9)	168,630

Donald P. Worthington	1,518					7.69	12/19/2011
	7,459					19.52	1/2/2014
	6,631					21.49	1/2/2015
	5,305					19.45	1/1/2016
	5,356		1,339	(5)		19.97	1/4/2017
	10,200		6,800	(6)		15.13	1/3/2018
	1,750		7,000	(2)		6.88	3/23/2019
								3,504	(7)	28,137
								2,500	(8)	20,075
								11,041	(10)	88,659

	Option Awards							Stock Awards
(a) Name	(b) No. of Securities Underlying Unexercised Options Exercisable (#)		(c) No. of Securities Underlying Unexercised Options Unexercisable (#)		(d) Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	(e) Option Exercise Price ($)	(f) Option Expiration Date	(g) No. of Shares or Units of Stock That Have Not Vested (#)		(h) Market Value of Shares or Units of Stock That Have Not Vested ($)(12)	(i) Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David B. Kennedy	25,750	(1)				16.02	5/6/2014
	7,725	(1)				15.38	1/24/2015
	7,725	(1)				16.08	1/23/2016
	3,090	(1)				15.92	1/26/2017
	1,000		4,000	(2)		6.88	3/23/2019
								2,004	(7)	16,092
								850	(8)	6,825
								10,416	(10)	83,640

Glenn E. Moyer	19,766					10.73	1/7/2011
	47,062					12.98	1/6/2012
	57,569					14.63	1/3/2013
	57,372					19.52	1/2/2014
	46,415					21.49	1/2/2015
	39,784					19.45	1/1/2016
	39,140		9,785	(5)		19.97	1/4/2017
	39,000		26,000	(6)		15.13	1/3/2018
	6,000		24,000	(2)		6.88	3/23/2019
								12,000	(7)	96,360
								8,500	(8)	68,255

(1) These stock options were issued in substitution for outstanding KNBT Bancorp, Inc. stock options in accordance with the merger agreement dated September 6, 2007 between National Penn and KNBT.

(2) These stock options vest at the annual rate of 20% of the total original grant amount, with remaining vesting dates of February 23, 2011, 2012, 2013 and 2014.

(3) These stock options vest on August 31, 2016.

(4) These stock options vest at the annual rate of 20% of the total original grant amount, with remaining vesting dates of August 31, 2011, 2012, 2013 and 2014.

(5) These stock options vest at the annual rate of 20% of the total original grant amount, with one remaining vesting date of December 4, 2011.

(6) These stock options vest at the annual rate of 20% of the total original grant amount, with remaining vesting dates of December 3, 2011 and 2012.

  (7)     These shares of performance-based restricted stock vest upon the achievement of performance goals related to the maintenance of strong asset quality and improving liability acquisitions and costs, as measured over the 2009-2010 two-year period, and the satisfaction of a three-year service requirement.

(8) These shares of service-based restricted stock vest after completion of five years of service on February 23, 2014.

(9) These shares of restricted stock vest 100% upon National Penn's redemption of all $150 million of National Penn's preferred stock held by the U.S. Treasury under its TARP Capital Purchase Program.

(10) These shares of restricted stock vest at the annual rate of 20% of the total original grant amount, with vesting dates of February 1, 2011, 2012, 2013, 2014 and 2015.

(11) These shares of service-based restricted stock vest after completion of three years of service on August 31, 2012.

(12) Pursuant to SEC disclosure rules, the amount listed is the number of shares subject to the award multiplied by the closing market price as of December 31, 2010 ($8.03).

Options Exercised and Stock Vested

During the 2010 fiscal year, Messrs. Fainor, Hughes, Worthington, Kennedy, Moyer, and Ms. Bodnyk did not exercise any previously issued stock options nor did such individuals vest in any National Penn stock awards.  Therefore, we have not provided a table showing information about such activity during the 2010 fiscal year.

Pension Benefits Table

The following table shows information on pension and supplemental non-qualified retirement benefits for Messrs. Fainor, Hughes, Worthington, Kennedy, Moyer, and Ms. Bodnyk.

PENSION BENEFITS
(For fiscal year ended December 31, 2010)

		No. of Years	Present Value of	Payments During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Scott V. Fainor	Defined Benefit Pension Plan (1)	1.75	4,416	0

Michael J. Hughes	Defined Benefit Pension Plan (1)	1	0	0

Sandra L. Bodnyk	Defined Benefit Pension Plan (1)	1.75	7,510	0

Donald P. Worthington	Defined Benefit Pension Plan (1)	7.2	133,102	0
	Supplemental Executive Retirement Plan (2)	Vested 100%	1,550,064	0

David B. Kennedy	Defined Benefit Pension Plan (1)	1.75	4,186	0

Glenn E. Moyer	Defined Benefit Pension Plan (1)	11.25	205,670	0
	Supplemental Executive Retirement Plan (3)	15	2,370,528	0

(1)
National Penn has a non-contributory, defined benefit pension plan generally covering employees of National Penn and its subsidiaries who have reached 20½ years of age and completed 1,000 hours of service.  The plan provides retirement benefits under pension trust agreements.  The benefits are based on years of service and the employee’s compensation during the highest five consecutive years during the last ten consecutive years of employment.  Effective April 1, 2006, National Penn amended the plan to substitute a formula capping the maximum annual participating salary at $50,000.  Prior to the April 1, 2006 amendment, salary considered in determining a participant’s benefit was capped at $210,000 under applicable provisions of the Internal Revenue Code.  Effective March 31, 2010, National Penn curtailed the plan whereby no additional service will accumulate for vested participants.  Unvested participants will still have the opportunity to meet the five year vesting requirement to earn a benefit.

(2)
Mr. Worthington has a supplemental executive retirement plan (SERP) benefit originally entered into with FirstService Bank (FSB).  Pursuant to its merger with FSB in 2002, National Penn undertook the obligations of FSB under Mr. Worthington’s SERP.   As of December 31, 2010, Mr. Worthington is 100% vested in his SERP benefit.  Because Mr. Worthington is fully vested in his SERP benefit, payment of the entire SERP benefit was not restricted by the TARP Final Rules.  See “Potential Payments upon Termination of Employment or a Change in Control.”

(3)
Mr. Moyer has a SERP benefit as part of his employment with National Penn.  The SERP provides for a retirement annuity for 15 years up to 65% of his final average base salary, depending on the number of years served.  As of December 31, 2010, Mr. Moyer is 15/16 vested in his SERP benefit.  As of April 1, 2011, Mr. Moyer is 100% vested in his SERP benefit.  Concurrent payments to Mr. Moyer under National Penn’s defined benefit pension plan will be credited toward the SERP payments.  Mr. Moyer's defined benefit pension plan payments and SERP payments are to commence at the same time.  Because as of December 31, 2010, Mr. Moyer was not fully vested in his SERP benefit, payment of the entire SERP benefit would have been restricted as of that date by the TARP Final Rules.  See “Potential Payments upon Termination of Employment or a Change in Control.”

Non-Qualified Deferred Compensation Table

The following table shows information on non-qualified deferred compensation in 2010 for Messrs. Fainor, Hughes, Worthington, Kennedy, Moyer, and Ms. Bodnyk.

NON-QUALIFIED DEFERRED COMPENSATION (1)
(For fiscal year ended December 31, 2010)

	Executive Contributions	Registrant Contributions	Aggregate Earnings	Aggregate Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b) (2)	(c)	(d) (3)	(e) (4)	(f) (5)

Scott V. Fainor	0	0	0	0	0

Michael J. Hughes	0	0	0	0	0

Sandra L. Bodnyk	0	0	0	0	0

Donald P. Worthington	0	0	117	22,632	36,055

David B. Kennedy	0	0	0	0	0

Glenn E. Moyer	0	0	294	52,521	90,873

(1)
National Penn’s Executive Incentive Plan is the only means available to executive officers to defer compensation other than National Penn’s Capital Accumulation Plan, a defined contribution 401(k) plan.  For information on the Executive Incentive Plan, see the “Compensation Discussion & Analysis” section of this proxy statement.

(2)
Any percentage of an individual’s incentive compensation award payable in cash under the Executive Incentive Plan is subject to deferral at the election of the individual.  No deferred elections were made in 2010.  No other compensation is subject to potential deferral by an individual.

(3)
Amounts reported are interest amounts credited to deferred compensation account balances during2010.  Interest was accrued at a money market rate, adjusted quarterly by National Penn, equal to the average of the money market rates offered by three major investment banking companies.  During 2010, the annual interest rate was as follows:  1st quarter:  .5%; 2nd quarter:  .3%; 3rd quarter:  .25%; and 4th quarter:  .25%.

(4)
Amounts reported are the amounts of deferred compensation, plus accrued interest, paid out in January2010 under the Executive Incentive Plan for plan year 2004.  When paid out, these amounts were “matched” 100% by National Penn

(5)
Amounts reported include the following amounts previously reported in the Summary CompensationTable in proxy statements for prior years or reportable in such tables if the individual had been covered by them; Mr. Fainor - $0; Mr. Hughes - $0; Ms. Bodnyk - $0; Mr. Worthington - $29,740; Mr. Kennedy - $0; and Mr. Moyer – $75,422.

Employment, Change-in-Control and Other Agreements

As discussed above, National Penn received funds under the TARP CPP program.  As a TARP CPP participant, National Penn was subject to certain executive compensation limitations set forth in the Recovery Act and the TARP Final Rules during the period that the U.S. Treasury held National Penn’s preferred stock.  Certain of the compensation limitations of the Recovery Act and the TARP Final Rules, as well as the terms of the TARP restriction agreements between National Penn and its executives, reduced the amount of compensation our executives could have received upon their separation from National Penn and could have required our executives to forfeit rights they would otherwise have under the agreements described below.  For more information, see “Compensation Discussion & Analysis - Participation in U.S. Treasury’s TARP CPP” and the introductory paragraph under “Potential Payments Upon Termination of Employment or a Change-In-Control.”

Scott V. Fainor.  Mr. Fainor, President and Chief Executive Officer and director of National Penn and National Penn Bank, has an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008, as amended on January 27, 2010.

Mr. Fainor’s employment agreement provides that Mr. Fainor shall serve in his current executive position through December 31, 2013, with automatic one-year extensions annually on December 31, unless either National Penn or Mr. Fainor elects not to extend the agreement or unless the agreement is terminated.  Such automatic extensions will cease in the year in which Mr. Fainor reaches the age of 65.

As of December 31, 2010, Mr. Fainor’s annual base salary was $540,000.  Mr. Fainor is eligible for annual merit salary increases and is entitled to participate in an equitable manner with all other executive officers in discretionary bonuses authorized by the Board of Directors of National Penn or National Penn Bank and in all health insurance and benefit plans, group insurance, pension or profit sharing plans or other plans providing benefits to National Penn employees generally.  Mr. Fainor is also entitled to an automobile allowance of at least $1,000 per month.

Mr. Fainor’s employment agreement also contains a “change-in-control” benefit that is payable if a change-in-control of National Penn occurs during the term of Mr. Fainor’s employment agreement.  This benefit would be a lump sum cash payment equal to 150% of his average taxable income (exclusive of certain payments that relate to the KNBT merger) over the five years ending before the occurrence of this change-in-control, plus the additional amount, if any, necessary to cover any excise tax payable as a result of these change-in-control payments and any resulting federal and state income taxes.

A “change-in-control” is deemed to have occurred if:

•	Any person or group acquires ownership of stock of National Penn that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of National Penn;

•	Any person or group acquires ownership of stock of National Penn possessing 30% or more of the total voting power of National Penn’s securities then outstanding;

•
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or

•
Any person or group acquires assets from National Penn or National Penn Bank that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of National Penn or National Penn Bank, as the case may be, immediately prior to such acquisition or acquisitions.

National Penn may terminate Mr. Fainor’s employment agreement at any time with or without cause (as defined in the agreement).  The employment agreement may also be terminated by Mr. Fainor at any time or by him for good reason (as defined in the agreement).

The employment agreement will also terminate by its terms upon Mr. Fainor’s disability or death.  The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

For information on payments to, and benefits for, Mr. Fainor upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

In connection with National Penn’s participation in the TARP CPP, Mr. Fainor and National Penn’s other TARP CPP SEOs each entered into a TARP restriction agreement, which provided that each would forfeit any payments that are contingent on a change in control during the TARP compliance period.  For more information about the TARP restriction agreements, see “Compensation Discussion & Analysis – Participation in U.S. Treasury’s TARP CPP” above.

Michael J. Hughes.  Effective August 31, 2009, Michael J. Hughes became Group Executive Vice President and Chief Financial Officer of National Penn.  Mr. Hughes entered into an employment agreement, which provides for a term of three years, beginning August 31, 2009 continuing through August 30, 2012, with one-year extensions to the full term added one year in advance of the end of such term, unless his employment agreement is terminated.  Such automatic extensions will cease in the August that follows Mr. Hughes reaching the age of 63.

As of December 31, 2010, Mr. Hughes’ annual base salary was $390,000.  Mr. Hughes is eligible for annual merit salary increases, is entitled to participate in National Penn’s annual Executive Incentive Plan, and is eligible for long-term incentive compensation awards.  He is entitled to participate in all health insurance and benefits plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally.  Mr. Hughes is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn, and the receipt of an automobile allowance of approximately $650 per month.

National Penn may terminate Mr. Hughes’ employment agreement at any time with or without cause (as defined in the agreement).  If Mr. Hughes is terminated without cause, the terms of his employment agreement will remain in effect for two years following the date of such termination.  Following Mr. Hughes’ voluntary termination of his employment, he is subject to a non-competition provision for the remaining term of his employment agreement that was in effect immediately prior to the voluntary termination.  However, Mr. Hughes may elect to accept a position with another firm and terminate the non-competition provision, in which case the employment agreement and all payments otherwise to be made thereunder shall terminate.  Mr. Hughes’ employment agreement also contains non-disclosure and non-solicitation provisions.

Mr. Hughes’ employment agreement includes a change in control benefit that would entitle him, under certain circumstances, to a lump sum cash payment in the amount of 200% of his base salary in effect immediately prior to the change-in-control and to the continuation of his benefits for 2 years from the date of termination.

For information on payments to, and benefits for, Mr. Hughes upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

In connection with National Penn’s participation in the TARP CPP, Mr. Hughes and National Penn’s other TARP CPP SEOs each entered into a TARP restriction agreement, which provided that each would forfeit any payments that are contingent on a change in control during the TARP compliance period.  For more information about the TARP restriction agreements, see “Compensation Discussion & Analysis – Participation in U.S. Treasury’s TARP CPP” above.

Sandra L. Bodnyk. Ms. Bodnyk, National Penn’s Group Executive Vice President and Chief Risk Officer, entered into an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008, which continues through December 31, 2012.  Ms. Bodnyk’s employment agreement provides for automatic one-year extensions annually on December 31, unless either National Penn or Ms. Bodnyk elects not to extend the agreement by giving written notice to the other party at least 30 days prior to such annual December 31 extension date.  No automatic extensions will extend the term of Ms. Bodnyk’s employment agreement beyond December 31st of the year in which she reaches age 64.

        As of December 31, 2010, Ms. Bodnyk’s base salary was $315,000.  Under her employment agreement, her salary is subject to review and is eligible for annual merit salary increases, but not decreases.  Ms. Bodnyk is also entitled to participate in National Penn’s annual Executive Incentive Plan, and is eligible for long-term incentive compensation awards.  She is entitled to participate in all health insurance and benefits plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally.  Ms. Bodnyk is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn.

        Ms. Bodnyk’s employment agreement also contains a “change-in-control” benefit that is payable if a change-in-control of National Penn occurs during the term of Ms. Bodnyk’s employment agreement.  This benefit would be a lump sum cash payment equal to 100% of her average taxable income (exclusive of certain payments that relate to the KNBT merger) over the five years ending before the occurrence of this change-in-control, plus the additional amount, if any, necessary to cover any excise tax payable as a result of these change-in-control payments and any resulting federal and state income taxes.

        A “change-in-control” is deemed to have occurred if:

•	Any person or group acquires ownership of stock of National Penn that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of National Penn;

•	Any person or group acquires ownership of stock of National Penn possessing 30% or more of the total voting power of National Penn’s securities then outstanding;

•
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or

•
Any person or group acquires assets from National Penn or National Penn Bank that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of National Penn or National Penn Bank, as the case may be, immediately prior to such acquisition or acquisitions.

        National Penn may terminate Ms. Bodnyk’s employment agreement at any time with or without cause (as defined in the agreement) upon giving her at least 30 days written notice.  The employment agreement may also be terminated by Ms. Bodnyk at any time or by her for good reason (as defined in the agreement).

        The employment agreement will also terminate by its terms upon Ms. Bodnyk’s disability or death.  The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

        For information on payments to, and benefits for, Ms. Bodnyk upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

        In connection with National Penn’s participation in the TARP CPP, Ms. Bodnyk and National Penn’s other TARP CPP SEOs each entered into a TARP restriction agreement, which provided that each would forfeit any payments that are contingent on a change in control during the TARP compliance period.  For more information about the TARP restriction agreements, see “Compensation Discussion & Analysis – Participation in U.S. Treasury’s TARP CPP” above.

Donald P. Worthington.  Mr. Worthington, National Penn’s Group Executive Vice President, Wealth Management Group, has an employment agreement with National Penn and National Penn Bank, dated as of September 24, 2002, as amended on March 28, 2008 and November 18, 2009.  Mr. Worthington’s employment agreement provided for one-year extensions, and as extended, the term of the agreement will end on March 24, 2012.

As of December 31, 2010, Mr. Worthington’s base salary was $265,000.  Under his employment agreement, his salary was subject to review and increase, but not to decrease.  Mr. Worthington is also entitled under the agreement to participate in National Penn’s annual Executive Incentive Plan, and to participate in all health insurance and benefit plans, group insurance, pension or profit sharing plans or other plans providing benefits to National Penn employees generally.  As part of his employment with National Penn, Mr. Worthington has a supplemental executive retirement plan (SERP) benefit.  Mr. Worthington is also entitled to life insurance coverage and long-term disability insurance coverage paid for by National Penn, and the receipt of an automobile allowance of at least $750 per month.

National Penn may terminate Mr. Worthington’s employment agreement at any time with or without cause (as defined in the agreement).  If Mr. Worthington is terminated without cause, National Penn will be required to continue his base salary through March 24, 2012.  However, if Mr. Worthington secures new full-time employment, his salary from that new employment will be offset against the salary continuation payments otherwise payable under the employment agreement.  Following any termination of Mr. Worthington, he is prohibited, for a period of two years, from engaging in any activity competitive with National Penn within 50 miles of the principal business location of National Penn, and from soliciting or otherwise interfering with National Penn’s relationship with any client, supplier, employee, agent or representative of National Penn.

Mr. Worthington’s employment agreement includes a change in control benefit that would entitle him, under certain circumstances, to a lump sum cash payment in the amount of 150% of his average annual compensation for the five years preceding a change in control of National Penn, limited to the maximum amount deductible by National Penn under the Internal Revenue Code.

For information on payments to, and benefits for, Mr. Worthington upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

In connection with National Penn’s participation in the TARP CPP, Mr. Worthington and National Penn’s other TARP CPP SEOs each entered into a TARP restriction agreement, which provided that each would forfeit any payments that are contingent on a change in control during the TARP compliance period.  For more information about the TARP restriction agreements, see “Compensation Discussion & Analysis – Participation in U.S. Treasury’s TARP CPP” above.

David B. Kennedy.   Mr. Kennedy, National Penn’s Group Executive Vice President, has a change-in-control agreement with National Penn and National Penn Bank, dated as of February 1, 2008, as amended on January 27, 2010.  The agreement provides that in the event that Mr. Kennedy experiences a “triggering event” within one hundred eighty (180) days (or thirty days after the completion of the conversion of the computer systems if such conversion is later than one hundred eighty (180) days) after the effective date of a change-in-control, Mr. Kennedy may elect to receive a lump sum cash payment equal to 200% of his base salary in effect immediately prior to the effective date of the change-in-control and outplacement services for up to one year, the cost of which is not to exceed $7,500.  As of December 31, 2010, Mr. Kennedy’s base salary was $250,000.

        Mr. Kennedy’s agreement defines a “triggering event” as any one of the following: (i) Mr. Kennedy’s involuntary termination (other than for cause), (ii) a reduction in Mr. Kennedy’s title, responsibility or authority, (iii) any reduction in Mr. Kennedy’s base salary or benefits in effect immediately prior to a change-in-control, (iv) any reassignment of Mr. Kennedy beyond a thirty mile commute from Bethlehem, Pennsylvania, or (v) any requirement that Mr. Kennedy travel in performance of his duties for a greater period of time during any year than was required by him during the year preceding the change-in-control.

        Under Mr. Kennedy’s agreement, a “change-in-control” is deemed to have occurred if:

•	Any person or group acquires ownership of stock of National Penn possessing 24.99% or more of the total voting power of National Penn’s securities then outstanding;

•  A merger, consolidation or other reorganization of National Penn, except where the resulting entity is controlled, directly or indirectly, by National Penn;

•  A merger, consolidation or other reorganization of National Penn, except where shareholders of National Penn immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding  voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of National Penn’s Board of Directors;

•
A sale, exchange, transfer or other disposition of substantially all of the assets of National Penn, National Penn Bank or any affiliate that employs Mr. Kennedy, to another entity, except to an entity controlled, directly or indirectly, by National Penn;

•	A sale, exchange, transfer or other disposition of substantially all of the assets of National Penn to another entity, or a corporate division involving National Penn; or

•
A contested proxy solicitation of the shareholders of National Penn that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of National Penn.

In connection with National Penn’s participation in the TARP CPP, Mr. Kennedy and National Penn’s other TARP CPP SEOs each entered into a TARP restriction agreement, which provided that each would forfeit any payments that are contingent on a change in control during the TARP compliance period.  For more information about the TARP restriction agreements, see “Compensation Discussion & Analysis – Participation in U.S. Treasury’s TARP CPP” above.

Glenn E. Moyer.  On January 27, 2010, in a transition step toward retirement at National Penn, Glenn E. Moyer stepped down from his positions as director, President and Chief Executive Officer of National Penn, director and Chairman of National Penn Bank, and director or officer of each subsidiary of National Penn or National Penn Bank.  Mr. Moyer continued his employment with National Penn as special advisor to the Chief Executive Officer under a letter agreement with National Penn and National Penn Bank, dated January 27, 2010.  The letter agreement superseded the employment agreement described in the National Penn’s proxy statement dated March 23, 2009.

Under the letter agreement, Mr. Moyer’s term of employment was to be from January 27, 2010 through April 30, 2011.  Thereafter, Mr. Moyer was to serve as a consultant for National Penn through December 31, 2011, and to be subject to a non-competition agreement.  However, as Mr. Moyer has been nominated by Pennsylvania Governor Thomas Corbett to serve as Pennsylvania Secretary of Banking, National Penn and Mr. Moyer have agreed that Mr. Moyer’s employment will end on March 31, 2011 and the consulting services and related non-competition covenant will be cancelled, upon Mr. Moyer’s confirmation as Secretary of Banking.

Mr. Moyer’s annual base compensation under the letter agreement remained unchanged at $540,000      until  March 1, 2010, when it was adjusted to $335,000.  Mr. Moyer remained entitled to the following benefits: supplemental executive retirement benefit payments; deferral payouts pursuant to his account under National Penn’s Executive Incentive Plan; and standard retirement and health and welfare benefits offered to National Penn’s executive employees generally.  During his employment, Mr. Moyer received an automobile allowance of $850 per month and was reimbursed for reasonable company-related expenses in accordance with company policies.

For information on payments to, and benefits for, Mr. Moyer upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-In-Control.”

In connection with National Penn’s participation in the TARP CPP, Mr. Moyer and National Penn’s other TARP CPP SEOs each entered into a TARP restriction agreement, which provided that each would forfeit any payments that are contingent on a change in control during the TARP compliance period.  For more information about the TARP restriction agreements, see “Compensation Discussion & Analysis – Participation in U.S. Treasury’s TARP CPP” above.

Potential Payments Upon Termination of Employment or a Change-in-Control

The following tables present information on the various payments and benefits that each of Messrs. Fainor, Hughes, Worthington, Kennedy and Moyer and Ms. Bodnyk would have been entitled to receive if his or her last day of employment with National Penn had been December 31, 2010 under the various circumstances presented.

As previously mentioned, the TARP Final Rules eliminated National Penn’s ability to make payments (including the acceleration of vesting) on account of severance from employment for any reason or a change in control event to a senior executive officer or any of the next five most highly compensated employees during the period that the U.S. Treasury held National Penn’s senior preferred stock.  As of December 31, 2010, U.S. Treasury held National Penn’s senior preferred stock so these restrictions applied to National Penn at that time.

SEC regulations require National Penn to report payments in the tables below that would have been made had termination occurred on December 31, 2010.  See “Compensation Discussion & Analysis — TARP   CPP-Related Executive Compensation Decisions” section of this proxy statement.

In order to comply with the TARP Final Rules, Messrs. Fainor, Hughes, Worthington, Kennedy and Moyer and Ms. Bodnyk each entered into a TARP restriction agreement.  Each TARP restriction agreement, except for   Mr. Kennedy’s, provides that if such individual’s employment is terminated by National Penn not for “cause,” the individual, at his or her option, may elect to enter into a consulting and noncompetition agreement with National Penn on terms agreed to in the TARP restriction agreement.

Scott V. Fainor

Assuming one of the following events had occurred on December 31, 2010, Mr. Fainor’s payments and benefits had an estimated value as follows:

	Salary Continuation		Deferred Incentive Plan Payments	Gain on Exercise of Stock Options		Gain on Restricted Stock Awards		Pension Plan Payments		Long- Term Disability Coverage	Health Insurance Coverage		Paid Life Insurance Benefit		Other Payments		Change- in- Control Payments
Termination:	$		$	$		$		$		$	$		$		$		$
Voluntary not for “Good Reason”	20,769	(2)	0	0	(4)	0	(6)(7)	4,416	(10)	0	0		0		0		0
Voluntary for “Good Reason”(1)	20,769	(2)	0	0	(4)	0	(6)(7)	4,416	(10)	0	0	(13)	0		0	(16)	0
Involuntary Without “Cause”(1)	20,769	(2)	0	0	(4)	0	(7)(8)	4,416	(10)	0	0	(13)	0		0	(16)	0
Involuntary for “Cause”	20,769	(2)	0	0		0		4,416	(10)	0	0		0		0		0
Permanent Disability	155,770	(3)	0	0	(5)	56,210	(9)	4,416	(10)	Up to 20,000 per month (12)	3,356		273	(14)	3,231	(17)	0
Death	20,769	(2)	0	0	(5)	56,210	(9)	2,323	(11)	0	0		1,080,000	(15)	0		0
Change in Control (with Adverse Employment Action)(1)	20,769	(2)	0	0	(4)	0	(7)(8)	4,416	(10)	0	0		0		0		0

(1)
Mr. Fainor is subject to a TARP restriction agreement that would have provided for the forfeiture of any compensation that is payable due to a termination or change in control as of December 31, 2010 (except if payable in connection with services already performed or benefits already accrued).

(2)	Payment of base salary for time worked through the termination date, December 31, 2010.

(3)	Payment of base salary in effect on December 31, 2010, through March 31, 2011.

(4)
Pursuant to Mr. Fainor’s February 2009 option award agreement, the applicable options may not be exercised during the period during which National Penn or its affiliates has any obligation under the TARP CPP, other than an obligation arising solely from the issuance of warrants to the U.S. Treasury (i.e., U.S. Treasury no longer owning National Penn’s senior preferred stock).  In the event that Mr. Fainor separates from service with National Penn prior to the end of such period (e.g., December 31, 2010), these options will be forfeited.  This represents a forfeiture of a $4,600 gain on the exercise of otherwise vested stock options for 4,000 shares.  In addition, there would have been no gain on the exercise of previously vested stock options for 324,449 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(5)
This represents a forfeiture of a $23,000 gain on the exercise of otherwise vested stock options for 4,000 shares and previously unvested stock options for 16,000 shares, which would accelerate in their vesting due to death or disability.  Mr. Fainor’s TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including, the acceleration of equity awards, but does not apply to compensation that is payable due to death or disability.  In addition, there would have been no gain on the exercise of vested stock options for 324,449 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(6)
There is no gain with respect to the 8,004 and 7,000 shares of performance-based and service-based restricted stock granted to him in February 2009, respectively, because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(7)
There is no gain with respect to the 45,378 shares of service-based restricted stock granted to him in January 2010 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(8)
There is no gain with respect to the 8,004 shares of performance-based restricted stock granted to him in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.  However, if his TARP restriction agreement was no longer in effect, Mr. Fainor would otherwise be entitled to a $56,210 gain with respect to the 7,000 shares of service-based restricted stock granted to him February 2009.

(9)
Gain on the 7,000 shares of service-based restricted stock granted to him February 2009 because Mr. Fainor’s TARP restriction agreement does not apply to compensation that is payable due to death or disability.  In addition, there is no gain with respect to the 8,004 shares of performance-based restricted stock granted to him in February 2009 or 45,378 shares of service-based restricted stock granted to him in January 2010 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(10)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Fainor at December 31, 2010.

(11)	Death benefit would have been provided by National Penn’s defined benefit pension plan.

(12)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(13)
Mr. Fainor’s Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement) provides for continued health insurance payments.  If he had elected at December 31, 2010 to execute this agreement, the premium cost of medical and dental insurance to which Mr. Fainor would be entitled would have been $13,426.

(14)	Premium cost of group life insurance through March 31, 2011.

(15)	Life insurance payment under National Penn’s life insurance program.

(16)
If Mr. Fainor had elected at December 31, 2010 to execute his Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement), he would have been entitled to payments in the amount of $1,620,000 during the consulting period.

(17)	Automobile allowance through March 31, 2011.

Michael J. Hughes

Assuming one of the following events had occurred on December 31, 2010, Mr. Hughes’ payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long- Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	15,000 (2)	0	116,640 (4)	0 (7)(8)	0 (11)	0	0	0	0	0
Involuntary Without “Cause”(1)	15,000 (2)	0	116,640 (4)(5)	0 (8)(9)	0 (11)	0	0 (13)	0	0 (16)	0
Involuntary for “Cause”	15,000 (2)	0	0	0	0 (11)	0	0	0	0	0
Permanent Disability	210,000 (3)	0	291,600 (6)	40,150 (10)	0 (11)	Up to 19,500 per month (12)	5,875	348 (14)	4,200 (17)	0
Death	15,000 (2)	0	291,600 (6)	40,150 (10)	0 (11)	0	0	780,000 (15)	0	0
Change in Control (with Adverse Employment Action)(1)	15,000 (2)	0	116,640 (4)(5)	0 (8)(9)	0 (11)	0	0	0	0	0

(1)
Mr. Hughes is subject to a TARP restriction agreement that would have provided for the forfeiture of any compensation that is payable due to a termination or change in control as of December 31, 2010 (except if payable in connection with services already performed or benefits already accrued).

(2)	Payment of base salary for time worked through the termination date, December 31, 2010.

(3)	Payment of base salary in effect on December 31, 2010, through June 30, 2011.

(4)	Gain on the exercise of vested stock options for 48,000 shares.

(5)
Mr. Hughes’ TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including the acceleration of equity awards.  If he was not subject to this TARP restriction agreement, Mr. Hughes would be entitled to an additional $174,960 pursuant to his option agreement, which represents the accelerated gain on the exercise of previously unvested stock options for 72,000 shares.

(6)
Gain on the exercise of vested stock options for 48,000 shares and previously unvested stock options for 72,000 shares.  Mr.  Hughes’ TARP restriction agreement does not apply to compensation that is payable due to death or disability.

(7)
There is no gain with respect to the 20,000 and 5,000 shares of performance-based and service-based restricted stock granted to him in August 2009, respectively, because he has not previously reached 60 years of age and his TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including the acceleration of equity awards.

(8)
There is no gain with respect to the 26,000 shares of service-based restricted stock granted to him in February 2010 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(9)
There is no gain with respect to the 20,000 shares of performance-based restricted stock granted to him in August 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.  However, if his TARP restriction agreement was no longer in effect, Mr. Hughes would otherwise be entitled to a $40,150 gain with respect to the 5,000 shares of service-based restricted stock granted to him in August 2009.

(10)
Gain on the 5,000 shares of service-based restricted stock granted to him August 2009 because Mr. Hughes’ TARP restriction agreement does not apply to compensation that is payable due to death or disability.  In addition, there is no gain with respect to the 20,000 shares of performance-based restricted stock granted to him in August 2009 or 26,000 shares of service-based restricted stock granted to him in February 2010 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(11)	Mr. Hughes was not a participant under the defined benefit pension plan as of December 31, 2010 and will not enter the plan because it was closed to new participants, effective March 31, 2010.

(12)	Amounts payable after salary continuation payments until age 66 years and 4 months (as provided under National Penn’s group disability insurance policy).

(13)
Mr. Hughes’ Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement) provides for continued health insurance payments.  If he had elected at December 31, 2010 to execute this agreement, the premium cost of medical and dental insurance to which Mr. Hughes would be entitled would have been $11,750.

(14)	Premium cost of group life insurance through June 30, 2011.

(15)	Life insurance payment under National Penn’s life insurance program.

(16)
If Mr. Hughes had elected at December 31, 2010 to execute his Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement), he would have been entitled to payments in the amount of $1,170,000 during the consulting period.

(17)	Automobile allowance through June 30, 2011.

Sandra L. Bodnyk

Assuming one of the following events had occurred on December 31, 2010, Ms. Bodnyk’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long- Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary not for “Good Reason”	12,115 (2)	0	0 (4)	0 (6)	7,510 (9)	0	0	0	0	0
Voluntary for “Good Reason”	12,115 (2)	0	0 (4)	0 (6)	7,510 (9)	0	0	0	0 (15)	0
Involuntary Without “Cause”(1)	12,115 (2)	0	0 (4)	0 (7)	7,510 (9)	0	0 (12)	0	0 (15)	0
Involuntary for “Cause”	12,115 (2)	0	0	0	7,510 (9)	0	0	0	0	0
Permanent Disability	90,865 (3)	0	0 (5)	188,705 (8)	7,510 (9)	Up to 15,750 per month (11)	0	174 (13)	2,262 (16)	0
Death	12,115 (2)	0	0 (5)	188,705 (8)	4,610 (10)	0	0	630,000 (14)	0	0
Change in Control (with Adverse Employment Action)(1)	12,115 (2)	0	0 (4)	0 (7)	7,510 (9)	0	0	0	0	0

(1)
Ms. Bodnyk is subject to a TARP restriction agreement that would have provided for the forfeiture of any compensation that is payable due to a termination or change in control as of December 31, 2010 (except if payable in connection with services already performed or benefits already accrued).

(2)	Payment of base salary for time worked through the termination date, December 31, 2010.

(3)	Payment of base salary in effect on December 31, 2010, through March 31, 2011.

(4)
Pursuant to Ms. Bodnyk’s February 2009 option award agreement, the applicable options may not be exercised during the period during which National Penn or its affiliates has any obligation under the TARP CPP, other than an obligation arising solely from the issuance of warrants to the U.S. Treasury (i.e., U.S. Treasury no longer owning National Penn’s senior preferred stock).  In the event that Ms. Bodnyk separates from service with National Penn prior to the end of such period (e.g., December 31, 2010), these options will be forfeited.  This represents a forfeiture of a $2,013 gain on the exercise of otherwise vested stock options for 1,750 shares.  In addition, there would have been no gain on the exercise of previously vested stock options for 30,900 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(5)
This represents a forfeiture of a $10,065 gain on the exercise of otherwise vested stock options for 1,750 shares and previously unvested stock options for 7,000 shares, which would accelerate due to death or disability.  Ms. Bodnyk’s TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including the acceleration of equity awards, but does not apply to compensation that is payable due to death or disability.  In addition, there would have been no gain on the exercise of vested stock options for 30,900 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(6)
There is no gain with respect to the 3,504 shares of performance-based restricted stock granted to her in February 2009, or the 2,500 and 21,000 shares of service-based restricted stock granted to her in February 2009 and February 2010, respectively, because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(7)
There is no gain with respect to the 3,504 shares of performance-based restricted stock granted to her in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.  However, if her TARP restriction agreement was no longer in effect, Ms. Bodnyk would otherwise be entitled to a $188,705 gain with respect to the 2,500 and 21,000 shares of service-based restricted stock granted to her in February 2009 and February 2010, respectively.

(8)
Gain on the 2,500 and 21,000 shares of service-based restricted stock granted to her in February 2009 and February 2010, respectively, because Ms. Bodnyk’s TARP restriction agreement does not apply to compensation that is payable due to death or disability.  In addition, there is no gain with respect to the 3,504 shares of performance-based restricted stock granted to her in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(9)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Ms. Bodnyk at December 31, 2010.

(10)	Death benefit would have been provided by National Penn’s defined benefit pension plan.

(11)	Amounts payable after salary continuation payments until age 66 (as provided under National Penn’s group disability insurance policy).

(12)
At December 31, 2010 Ms. Bodnyk was not participating in medical or dental insurance provided by National Penn.  Accordingly, she would not have been entitled to any such coverage if she had elected at that date to execute her Consulting and Noncompetition Agreement (in the agreed-to form attached to her TARP restriction agreement).

(13)	Premium cost of group life insurance through March 31, 2011.

(14)	Life insurance payment under National Penn’s life insurance program.

(15)
If Ms. Bodnyk had elected at December 31, 2010 to execute her Consulting and Noncompetition Agreement (in the agreed-to form attached to her TARP restriction agreement), she would have been entitled to payments in the amount of $945,000 during the consulting period.

   (16)         Automobile allowance through March 31, 2011.

Donald P. Worthington

Assuming one of the following events had occurred on December 31, 2010, Mr. Worthington’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long- Term Disability Coverage	SERP Payments	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$	$
Voluntary	10,192 (2)	36,055 (4)	516 (5)(6)	20,075 (8)	133,102(11)	0	1,550,064 (14)	0	0	0	0
Involuntary Without “Cause”(1)	10,192 (2)	36,055 (4)	516 (5)(6)	20,075 (8)	133,102(11)	0	1,550,064 (14)	0 (15)	0	0 (18)	0
Involuntary for “Cause”	10,192 (2)	0	0	0	133,102(11)	0	1,550,064 (14)	0	0	0	0
Permanent Disability	76,442 (3)	36,055 (4)	516 (5)(7)	108,734 (9)	133,102(11)	Up to 13,250 per month (13)	1,550,064 (14)	2,647	174 (16)	2,423 (19)	0
Death	10,192 (2)	36,055 (4)	516 (5)(7)	108,734 (9)	103,278(12)	0	1,323,297	0	530,000 (17)	0	0
Change in Control (with Adverse Employment Action)(1)	10,192 (2)	36,055 (4)	516 (5)(6)	20,075 (10)	133,102(11)	0	1,550,064 (14)	0	0	0	0

(1)
Mr. Worthington is subject to a TARP restriction agreement that would have provided for the forfeiture of any compensation that is payable due to a termination or change in control as of December 31, 2010 (except if payable in connection with services already performed or benefits already accrued).

(2)	Payment of base salary for time worked through the termination date, December 31, 2010.

(3)	Payment of base salary in effect on December 31, 2010, through March 31, 2011.

(4)
Amounts reported represent mandatory deferral awards under the Executive Incentive Plan, plus interest earned through December 31, 2010.  Mr. Worthington is vested in such amounts because he previously reached 60 years of age.  Therefore, he would not forfeit such amounts under his TARP restriction agreement.  When paid over a five-year period, these amounts would be “matched” 100% by National Penn.

(5)	Gain on the exercise of vested stock options for 1,518 shares.

(6)
Pursuant to Mr. Worthington’s February 2009 option award agreement, the applicable options may not be exercised during the period during which National Penn or its affiliates has any obligation under the TARP CPP, other than an obligation arising solely from the issuance of warrants to the U.S. Treasury (i.e., U.S. Treasury no longer owning National Penn’s senior preferred stock).  In the event that Mr. Worthington separates from service with National Penn prior to the end of such period (e.g., December 31, 2010), these options will be forfeited.  This represents a forfeiture of a $2,013 gain on the exercise of otherwise vested stock options for 1,750 shares.  In addition, there would have been no gain on the exercise of previously vested stock options for 34,951 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(7)
This represents a forfeiture of a $10,065 gain on the exercise of otherwise vested stock options for 1,750 shares and previously unvested stock options for 7,000 shares, which would accelerate in their vesting due to death or disability.   Mr. Worthington’s TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including the acceleration of equity awards, but does not apply to compensation that is payable due to death or disability.   In addition, there would have been no gain on the exercise of vested stock options for 34,951 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(8)
Gain on the 2,500 shares of service-based restricted stock granted to him February 2009, as Mr. Worthington is vested in such amounts because he previously reached 60 years of age.  In addition, there is no gain with respect to the 3,504 shares of performance-based restricted stock and 11,041 shares of service-based restricted stock granted to him in February 2009 and February 2010, respectively, because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(9)
Gain on the 2,500 shares of service-based restricted stock granted to him February 2009, as Mr. Worthington is vested in such amounts because he previously reached 60 years of age.  In addition, there is gain on the 11,041 shares of service-based restricted stock granted to him in February 2010 because Mr. Worthington’s TARP restriction agreement does not apply to compensation that is payable due to death or disability.  There is no gain with respect to the 3,504 shares of performance-based restricted stock granted to him in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(10)
Gain on the 2,500 shares of service-based restricted stock granted to him February 2009, as Mr. Worthington is vested in such amounts because he previously reached 60 years of age.  In addition, there is no gain with respect to the 3,504 shares of performance-based restricted stock and 11,041 shares of service-based restricted stock granted to him in February 2009 and February 2010, respectively, because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.  However, if his TARP restriction agreement was no longer in effect, Mr. Worthington would otherwise be entitled to an a $88,659 gain with respect to the 11,041 shares of service-based restricted stock granted to him in February 2010.

(11)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Worthington at December 31, 2010.

(12)	Death benefit would have been provided by National Penn’s defined benefit pension plan.

(13)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(14)	Mr. Worthington is currently 100% vested in his SERP. This amount represents the present value of the SERP’s accumulated benefit obligation to Mr. Worthington at December 31, 2010.

(15)
Mr. Worthington’s Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement) provides for continued health insurance payments.  If he had elected at December 31, 2010 to execute this agreement and executed the required waiver/release of claims agreement, the premium cost of medical and dental insurance to which Mr. Worthington would be entitled would have been $21,178.

(16)	Premium cost of group life insurance through March 31, 2011.

(17)	Life insurance payment under National Penn’s life insurance program.

(18)
If Mr. Worthington had elected at December 31, 2010 to execute his Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement), he would have been entitled to payments in the amount of $470,000 during the consulting period.

(19)	Automobile allowance through March 31, 2011.

David B. Kennedy

Assuming one of the following events had occurred on December 31, 2010, Mr. Kennedy’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long- Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	9,615 (2)	0	0 (4)	0 (6)	4,186 (9)	0	0	0	0	0
Involuntary Without “Cause”(1)	9,615 (2)	0	0 (4)	0 (7)	4,186 (9)	0	0	0	0	0
Involuntary for “Cause”	9,615 (2)	0	0	0	4,186 (9)	0	0	0	0	0
Permanent Disability	72,116 (3)	0	0 (5)	90,466 (8)	4,186 (9)	Up to 12,500 per month (11)	3,356	174 (12)	2,262	0
Death	9,615 (2)	0	0 (5)	90,466 (8)	2,160 (10)	0	0	500,000 (13)	0	0
Change in Control (with Adverse Employment Action)(1)	9,615 (2)	0	0 (4)	0 (7)	4,186 (9)	0	0	0	0	0

(1)
Mr. Kennedy is subject to a TARP restriction agreement that would have provided for the forfeiture of any compensation that is payable due to a termination or change in control, as of December 31, 2010 (except if payable in connection with services already performed or benefits already accrued).

(2)	Payment of base salary for time worked through the termination date, December 31, 2010.

(3)	Payment of base salary in effect on December 31, 2010, through March 31, 2011.

(4)
Pursuant to Mr. Kennedy’s February 2009 option award agreement, the applicable options may not be exercised during the period during which National Penn or its affiliates has any obligation under the TARP CPP, other than an obligation arising solely from the issuance of warrants to the U.S. Treasury (i.e., U.S. Treasury no longer owning National Penn’s senior preferred stock).  In the event that Mr. Kennedy separates from service with National Penn prior to the end of such period (e.g., December 31, 2010), these options will be forfeited.  This represents a forfeiture of a $1,150 gain on the exercise of otherwise vested stock options for 1,000 shares.  In addition, there would have been no gain on the exercise of previously vested stock options for 44,290 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(5)
This represents a forfeiture of a $5,750 gain on the exercise of otherwise vested stock options for 1,000 shares and previously unvested stock options for 4,000 shares, which would accelerate due to death or disability.  Mr. Kennedy’s TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including the acceleration of equity awards, but does not apply to compensation that is payable due to death or disability.  In addition, there would have been no gain on the exercise of vested stock options for 44,290 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(6)
There is no gain with respect to the 2,004 shares of performance-based restricted stock granted to him in February 2009, or the 850 and 10,416 shares of service-based restricted stock granted to him in February 2009 and February 2010, respectively, because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(7)
There is no gain with respect to the 2,004 shares of performance-based restricted stock granted to him in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.  However, if his TARP restriction agreement was no longer in effect, Mr. Kennedy would otherwise be entitled to a $90,466 gain with respect to the 850 and 10,416 shares of service-based restricted stock granted to him in February 2009 and February 2010, respectively.

(8)
Gain on the 850 and 10,416 shares of service-based restricted stock granted to him in February 2009 and February 2010, respectively, because Mr. Kennedy’s TARP restriction agreement does not apply to compensation that is payable due to death or disability.  In addition, there is no gain with respect to the 2,004 shares of performance-based restricted stock granted to him in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(9)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Kennedy at December 31, 2010.

(10)	Death benefit would have been provided by National Penn’s defined benefit pension plan.

(11)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(12)	Premium cost of group life insurance through March 31, 2011.

  (13)         Life insurance payment under National Penn’s life insurance program.

Glenn E. Moyer

Assuming one of the following events had occurred on December 31, 2010, Mr. Moyer’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long-Term Disability Coverage	SERP Payments	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$	$
Voluntary	12,885 (2)	0 (4)	0 (5)	0 (7)	205,670 (9)	0	0	0	540,000 (14)	0	0
Involuntary Without “Cause”(1)	12,885 (2)	0 (4)	0 (5)	0 (7)	205,670 (9)	0	0	0 (13)	540,000 (14)	0 (16)	0
Involuntary for “Cause”	12,885 (2)	0	0	0	205,670 (9)	0	0	0	540,000 (14)	0	0
Permanent Disability	282,885 (3)	90,873	0 (6)	68,255 (8)	205,670 (9)	Up to 20,000 per month (11)	2,370,528 (12)	2,591	1,080,000 (15)	2,550 (17)	0
Death	12,885 (2)	90,873	0 (6)	68,255 (8)	136,270 (10)	0	2,370,528 (12)	0	1,080,000 (15)	0	0
Change in Control (with or without Adverse Employment Action)(1)	12,885 (2)	0 (4)	0 (5)	0 (7)	205,670 (9)	0	0	0	0	0	0

(1)
Mr. Moyer is subject to a TARP restriction agreement that would have provided for the forfeiture of any compensation that is payable due to a termination or change in control as of December 31, 2010 (except if payable in connection with services already performed or benefits already accrued).

(2)	Payment of base salary for time worked through the termination date, December 31, 2010.

   (3)           Payment of base salary in effect on December 31, 2010, through June 30, 2011.

(4)
Amounts reported represent mandatory deferral awards under the Executive Incentive Plan, plus interest earned through December 31, 2010.  Mr. Moyer is not vested in such amounts because he has not yet reached 60 as of December 31, 2010.  If his TARP restriction agreement was no longer in effect, the amount to which Mr. Moyer would otherwise be entitled would be $90,873.  When paid over a five-year period, these amounts would be “matched” 100% by National Penn.

(5)
Pursuant to Mr. Moyer’s February 2009 option award agreement, the applicable options may not be exercised during the period during which National Penn or its affiliates has any obligation under the TARP CPP, other than an obligation arising solely from the issuance of warrants to the U.S. Treasury (i.e., U.S. Treasury no longer owning National Penn’s senior preferred stock).  In the event that Mr. Moyer separates from service with National Penn prior to the end of such period (e.g., December 31, 2010), these options will be forfeited.  This represents a forfeiture of a $6,900 gain on the exercise of otherwise vested stock options for 6,000 shares.  In addition, there would have been no gain on the exercise of previously vested stock options for 346,108 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(6)
This represents a forfeiture of a $34,500 gain on the exercise of otherwise vested stock options for 6,000 shares and previously unvested stock options for 24,000 shares, which would accelerate in vesting due to death or disability.  Mr. Moyer’s TARP restriction agreement provides for the forfeiture of compensation that is payable due to a termination or change in control, including, the acceleration of equity awards, but does not apply to compensation that is payable due to death or disability.  In addition, there would have been no gain on the exercise of previously vested stock options for 346,108 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2010).

(7)
There is no gain with respect to the 12,000 shares of performance-based restricted stock granted to him in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.  However, if his TARP restriction agreement was no longer in effect, Mr. Moyer would otherwise be entitled to a $68,255 gain with respect to the 8,500 shares of service-based restricted stock granted to him in February 2009.

(8)
Gain on the 8,500 shares of service-based restricted stock granted to him in February 2009 because Mr. Moyer’s TARP restriction agreement does not apply to compensation that is payable due to death or disability.  In addition, there is no gain with respect to the 12,000 shares of performance-based restricted stock granted to him in February 2009 because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2010.

(9)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Moyer at December 31, 2010.

(10)	Death benefit would have been provided by National Penn’s defined benefit pension plan.

(11)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(12)
Mr. Moyer is not vested in his SERP as of December 31, 2010.  The amount reported in this table represents the present value of the SERP’s accumulated benefit obligation to Mr. Moyer at December 31, 2010 payable in the event of death or permanent disability.

(13)
Mr. Moyer’s Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement) provides for continued health insurance payments.  If he had elected at December 31, 2010 to execute this agreement, the premium cost of medical and dental insurance to which Mr. Moyer would be entitled would have been $5,181.

(14)	Continued life insurance benefit (coverage amount) for the rest of Mr. Moyer’s life, equal to base salary in effect on January 26, 2010.

(15)	Life insurance payment equal to two times base salary in effect on January 26, 2010.

(16)
If Mr. Moyer had elected at December 31, 2010 to execute the Consulting and Noncompetition Agreement (in the agreed-to form attached to his TARP restriction agreement), he would have been entitled to payments in the amount of $1,005,000 during the consulting period.

(17)	Automobile allowance through March 31, 2011.

STOCK OWNERSHIP

Guidelines

To reinforce the importance of aligning the financial interests of National Penn’s directors and executive officers with those of its shareholders, the Nominating/Corporate Governance Committee has approved minimum stock ownership guidelines for National Penn’s directors, executive officers and certain other senior officers (a total of 27 officers).

Directors

For directors, these guidelines require an equity investment in National Penn stock of $200,000.  Equity interests that count toward satisfaction of National Penn’s stock ownership guidelines include:

•	Shares owned outright by the director;

•	Shares owned jointly by the director and his or her spouse;

•	Shares owned outright by the director’s spouse;

•	Shares held in trust (to the extent for the benefit of the director);

•	Phantom shares held by the director in the Directors’ Fee Plan;

•	Restricted stock or restricted stock units held by the director under the Long-Term Incentive Compensation Plan; and

•	Shares subject to exercisable stock options held by the director (to the extent of the “spread” on the exercisable options).

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option.  The spread on stock options cannot constitute more than one-half of the total dollar amount of a director’s equity investment calculated under these guidelines.

Upon initial appointment as a director, a person has five years from the effective date of appointment to achieve compliance with the amount required by these guidelines.

A director’s compliance with these guidelines will be considered in connection with the annual director performance evaluation.

The Nominating/Corporate Governance Committee monitors directors’ compliance with the stock ownership guidelines.  At its meeting held in January 2011, the Committee confirmed that all directors have the required equity investment in National Penn.

Executive Officers

For executive officers and other covered senior officers, the guidelines are expressed in terms of the aggregate value of National Penn equity interests as a multiple of the officer’s base salary, as follows:
Officer	Stock Ownership Guideline

Chairman (if full time executive), President and/or Chief Executive Officer	3 x base salary
Group Executive Vice President	2 x base salary
Other officers who are designated as participants within categories A, AA, B, and C of National Penn’s Executive Incentive Plan (as determined by the Compensation Committee).	1 x base salary

Equity interests that count toward satisfaction of the National Penn’s stock ownership guidelines include:

•	Shares owned outright by the officer;

•	Shares owned jointly by the officer and his or her spouse;

•	Shares owned outright by the officer’s spouse;

•	Shares held in trust (to the extent for the benefit of the officer);

•	Shares held by the officer in the National Penn Capital Accumulation Plan (a 401(k) plan);

•	Shares held by the officer in the National Penn Employee Stock Purchase Plan;

•	Restricted stock or restricted stock units held by the officer under the Long-Term Incentive Compensation Plan; and

•	Shares subject to exercisable stock options held by the officer (to the extent of the “spread” on the exercisable options).

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option.  The spread on stock options cannot constitute more than one-half of the total dollar amount of an officer’s equity investment calculated under these guidelines.

Newly-hired or promoted officers who become subject to the stock ownership guidelines have up to five years to meet the guidelines.  Upon subsequent appointment to a covered position with a higher ownership requirement, a person has three years from the effective date of that appointment to achieve compliance with the higher amount required by these guidelines.  An officer’s compliance with these guidelines will be considered when decisions are made affecting the officer’s compensation, including changes in base salary and annual and/or long-term incentive compensation grants or awards.

The Nominating/Corporate Governance Committee monitors officers’ compliance with the stock ownership guidelines.  At its meeting held in January 2011, the committee confirmed that all executive officers and other senior officers subject to the stock ownership guidelines have the required equity investment in National Penn.

Directors and Executive Officers

The following table shows certain information about the ownership of National Penn common shares by the directors, nominees for director and executive officers of National Penn as of March 3, 2011.

Name of Beneficial Owner	Aggregate Number of Shares of National Penn Common Stock (1)		Exercisable Options for National Penn Common Stock (2)	Common Stock Units Held Under National Penn Plans (3)	Percent of Class (4)

Directors and Nominees
Thomas A. Beaver	34,626	(5)	-	70,945	-
J. Ralph Borneman, Jr.	50,827	(6)	8,364	41,951	-
Robert L. Byers	170,931	(7)	2,652	39,021	-
Scott V. Fainor	385,643	(8)	332,449	-	-
Jeffrey P. Feather	427,525	(9)	33,475	19,732	-
Donna D. Holton	76,009	(10)	33,475	19,732	-
Thomas L. Kennedy	170,314	(11)	5,665	19,732	-
Albert H. Kramer	17,277	(12)	663	14,843	-
Patricia L. Langiotti	35,926	(13)	8,364	25,471	-
Christian F. Martin IV	387,738	(14)	33,475	33,682	-
Michael E. Martin	24,793,389	(15)	-	-	16.36%
Natalye Paquin	12,543		-	19,732	-
R. Chadwick Paul Jr.	59,278	(16)	33,475	17,918	-
Robert E. Rigg	546,321	(17)	4,556	51,682	-
C. Robert Roth	51,861	(18)	8,364	18,925	-
Wayne R. Weidner	83,192	(19)	447,412	17,918	-

Other Named
Executive Officers
Michael J. Hughes	89,709	(20)	48,000	-	-
Sandra L. Bodnyk	64,471	(21)	34,400	-	-
David B. Kennedy	35,742	(22)	46,290	-	-
Donald P. Worthington	112,853	(23)	39,969	-	-
Glenn E. Moyer	113,090	(24)	338,342	-	-

All Directors and Executive
Officers as a Group	27,843,816		1,589,163	411,284	19.65%
( 25 Persons)

(1)	Unless otherwise indicated, sole voting and investment power is held by the named individual. Excludes Common Stock Units because actual shares are not issuable within 60 days of March 3, 2011.

(2)
Shares which may be acquired by exercise of vested options granted under National Penn stock compensation plans.  Also includes shares which may be acquired by exercise of vested options granted in substitution for stock options of acquired companies, as provided in the acquisition agreements.

(3)
“Phantom” stock credited under the Directors’ Fee Plan or restricted stock units credited under the Long-Term Incentive Compensation Plan (collectively, “Common Stock Units”).  Common Stock Units will be converted to shares of National Penn common stock and paid out to individuals upon their termination of service or attaining age 65, in accordance with the terms of the respective Plans and the terms of the grants.

(4)
Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of March 3, 2011.  Calculation is based on shares held and exercisable options and excludes Common Stock Units (See footnotes 1 and 3).

(5)	Includes 19,829 shares held jointly with spouse and 5,060 shares held in custody for children.

(6)	Includes 34,012 shares held jointly with spouse.

(7)	Includes 119,794 shares held jointly with spouse.

(8)	Includes 234,061 shares held jointly with spouse. Includes 100,000 shares pledged by Mr. Fainor to secure repayment of a line of credit from a lender not affiliated with National Penn.

(9)	Includes 358,169 shares held jointly with spouse and 17,856 shares held in custody for son.

(10)	Shares held jointly with spouse.

(11)	Includes 14,715 shares owned by spouse.

(12)	Shares held jointly with spouse.

(13)	Includes 31 shares held jointly with spouse and 2,099 shares owned by spouse.

(14)	Includes 53,227 shares owned by spouse and 4,438 shares held in custody for daughter. Also includes 56,120 shares held indirectly by a corporation of which Mr. Martin is the majority shareholder.

(15)
Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, "WP X") is the holder of 24,793,389 shares of National Penn common stock.  Warburg Pincus X L.P., a Delaware limited partnership ("WP X LP"), is the general partner of WP X; Warburg Pincus X LLC, a Delaware limited liability company ("WP X LLC") is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company ("WP Partners") is the sole member of WP X LLC; and Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC") manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC.  Under applicable securities laws, as a Partner of WP and a Member and Managing Director of WP LLC, Mr. Michael E. Martin may be deemed to be the beneficial owner of the shares held by WP X.  Pursuant to applicable securities laws, Mr. Michael E. Martin disclaims beneficial ownership of the shares held by WP X, except to the extent of his pecuniary interest in such shares.

(16)	Includes 27,957 shares held jointly with spouse and 421 shares held by spouse as custodian for children.

(17)	Includes 8,159 shares owned by spouse. Includes 439,052 shares pledged by Mr. Rigg to secure repayment of a line of credit from a lender not affiliated with National Penn.

(18)	Includes 27,033 shares held jointly with spouse, 2,876 shares owned by spouse and 5,808 shares held in custody for his grandchildren.

(19)	Includes 3,860 shares held jointly with spouse.

(20)	Includes 10,000 shares held jointly with spouse.

(21)	Includes 1,425 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(22)	Includes 5,010 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(23)	Includes 67,333 shares held jointly with spouse. Includes 12,706 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(24)	Includes 3,487 shares owned by spouse; Mr. Moyer disclaims beneficial ownership of these shares. Includes 25,335 shares held in the National Penn Capital Accumulation Plan (401(k) plan).

Five Percent Shareholders

The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of March 3, 2011.

	Amount and
Name and Address of Beneficial Owner	Nature of Beneficial Ownership		Percent of Common Shares

Warburg Pincus Private Equity X, L.P.	24,793,389	(1)	16.36%
460 Lexington Avenue
New York, NY 10017-3140

FMR LLC	12,601,102	(2)	8.31%
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc.	10,844,289	(3)	7.15%
40 East 52nd Street
New York, NY 10022

(1)
Based on a Schedule 13D/A filed with the Securities and Exchange Commission on January 11, 2011, which reported beneficial ownership as of January 7, 2011.  Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, "WP X") is the holder of 24,793,389 shares of National Penn common stock.  Warburg Pincus X L.P., a Delaware limited partnership ("WP X LP"), is the general partner of WP X; Warburg Pincus X LLC, a Delaware limited liability company ("WP X LLC") is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company ("WP Partners") is the sole member of WP X LLC; and Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC") manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011, which reported beneficial ownership as of December 31, 2010 by FMR LLC, Fidelity Management & Research Company, Edward C. Johnson 3d and Pyramis Global Advisors, LLC.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2011, which reported beneficial ownership as of December 31, 2010 by BlackRock, Inc. Barclays Global Investors, NA, BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors,  BlackRock Asset Management Australia Limited, BlackRock Investment Management, LLC and BlackRock International Ltd.

Equity Compensation Plan Table

Number of securities
remaining available for
	Number of securities to be	Weighted-average	future issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category (1)	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans	3,403,168 (2)	$13.05 (3)	2,866,859 (4)(5)
approved by security holders

Equity compensation plans not
approved by security holders	None	N/A	N/A

Total	3,403,168 (2)	$13.05 (3)	2,866,859 (4)(5)

(1)
The table does not include information on stock options issued by National Penn in substitution for stock options of acquired companies. At December 31, 2010, 2,126,723 common shares are issuable upon exercise of substitute stock options issued in connection with acquisitions, as follows:  99,394 shares - FirstService Bank; 69,906 – HomeTowne Heritage Bank; 11,426 shares - Peoples First, Inc.; 3,572 shares - Nittany Financial Corp.; and 1,725,295 shares - KNBT Bancorp, Inc.  The weighted average exercise price of all substitute stock options issued in acquisitions and outstanding at December 31, 2010 was $13.95 per share.  National Penn cannot grant additional stock options under any of these substitute stock option plans.

(2)
Includes 162,871 phantom common stock units credited to various non-employee directors’ accounts under the Directors’ Fee Plan and 210,500 restricted stock units credited to various non-employee directors’ accounts under the Long-Term Incentive Compensation Plan.

Also includes warrants to purchase 735,294 shares at an exercise price of $15.13 per share held by the U.S. Treasury pursuant to National Penn’s participation in the TARP Capital Purchase Program.

(3)	Phantom common stock units and restricted stock units are not taken into account in calculating the weighted-average exercise price.

(4)
Includes 365,509 shares available for future issuance under National Penn’s Employee Stock Purchase Plan.  Subject to limitations on participation by individual employees set forth in the Plan, all shares available for issuance can be issued in the current purchase period (the quarter ending March 31, 2011).

(5)
Includes 518,778 shares available for future issuance under National Penn’s Directors’ Fee Plan.  Under the Directors’ Fee Plan, shares or phantom common stock units may be issued or credited at fair market value in lieu of cash for directors’ fees.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Related Party Transactions and Policies

During 2010, certain directors and officers of National Penn, and companies with which they are associated, conducted banking transactions in the ordinary course of business with National Penn Bank and/or with Christiana Bank & Trust Company, a banking subsidiary sold by National Penn on December 3, 2010.  Similar transactions with National Penn Bank may be expected in the future.  All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to National Penn.  In the opinion of National Penn’s management, these transactions do not involve more than the normal risk of collectibility, nor do they present other unfavorable features.  Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934, or the Exchange Act, and Federal Reserve Board Regulation O.  As of December 31, 2010, loans to executive officers, directors and their affiliates represented 0.42% of shareholders’ equity in National Penn.

National Penn Bank’s Board of Directors is responsible for ensuring compliance with Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy.  National Penn’s Director of Risk Management is the executive officer responsible for administration of the Regulation O compliance policy.  The Director of Risk Management maintains a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy.  Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions.  Depending on the facts and circumstances, any direct or indirect extension of credit to an insider, including related interests, must be approved by the Board or any two of the following officers – Chairman, President, Chief Credit Officer or Chief Lending Officer.  Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

National Penn also has a written Related Party Transaction Policy.  Under this policy, a “related party transaction” is any transaction (or series of related transactions) in which National Penn or any subsidiary is a participant, involving more than $120,000, and in which a related party has a direct or indirect material interest.  Related parties include all directors, nominees for election as directors, executive officers, immediate family members of any such persons and 5% shareholders.  The policy generally provides for review, approval or ratification of any related party transaction by the Audit Committee.

In addition to its Regulation O compliance policy and Related Party Transaction Policy, National Penn has a written Code of Conduct, approved by the Board, addressing, among other things, related party transactions.  The Code of Conduct applies to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.  The Code of Conduct requires all covered persons and entities not to pursue any personal interests that might conflict with, or appear to conflict with, the interests of National Penn, or that might influence, or appear to influence, a person’s judgment in any matter involving National Penn.  The Code of Conduct describes the application of the foregoing rule in a variety of circumstances, including the purchase, lease or sale of assets or services to or from National Penn.  The Board is responsible for the enforcement of the Code of Conduct.

To identify related persons and entities, National Penn requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually.  This information is utilized to identify real or potential transactions in which conflicts of interest covered by the Related Party Transaction Policy or the Code of Conduct may arise.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires National Penn’s directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These persons are required by SEC regulations to furnish National Penn with copies of all such Section 16(a) filings.

Based solely on its review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors and executive officers complied with all Section 16(a) filing requirements during 2010.

PROPOSAL 2 – RATIFICATION OF AUDITORS

Audit Committee Qualifications

The Audit Committee of National Penn’s Board of Directors is comprised entirely of directors who are independent as defined in the listing standards of The Nasdaq Stock Market.  See “Corporate Governance - Director Independence” above.  Among other things, the Board has determined that each Committee member is financially literate and possesses accounting or related financial management expertise.  The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members.  The Board has also determined that Thomas L Kennedy, Esq. (Audit Committee Chair), Thomas A. Beaver, CPA, Albert H. Kramer, CPA, Patricia L. Langiotti, PMC, and R. Chadwick Paul Jr. are each an “audit committee financial expert.”  The rules of the Securities and Exchange Commission define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee.

Audit Committee Responsibilities

Under the Audit Committee’s charter, the committee is responsible for selection of National Penn’s independent registered public accounting firm pursuant to a well-organized process.  The committee also evaluates and monitors the auditors’ qualifications, performance and independence.  This evaluation includes a review and evaluation of the lead partner of the independent registered public accounting firm.  The committee also takes into account the opinions of management and National Penn’s Senior Internal Audit Executive, who has supervisory responsibility for the internal audit function.  More can be learned about the committee’s responsibilities with respect to the independent registered public accounting firm in the committee’s charter, which is available on National Penn’s website at www.nationalpennbancshares.com under “Governance Documents.”

Grant Thornton LLP

Following discussions among representatives of the Audit Committee, National Penn senior management and Grant Thornton LLP (“Grant Thornton”), National Penn's independent registered public accounting firm at the time, the Audit Committee and Grant Thornton determined that Grant Thornton’s independence could be impaired under applicable regulations.  These determinations followed a decision by National Penn’s insurer, which previously paid National Penn approximately $4.2 million in settlement of a claim related to previously disclosed fraud discovered in 2008, to notify Grant Thornton of its intention to pursue a subrogation claim against Grant Thornton.

On November 20, 2010, Grant Thornton provided written notice to National Penn that it had determined it must resign as National Penn’s independent registered public accounting firm, effective immediately.  On November 22, 2010, the Audit Committee accepted Grant Thornton’s resignation.  National Penn requested proposals from nationally recognized accounting firms to audit National Penn’s 2010 financial statements and has engaged a new independent registered public accounting firm (see below).

The audit reports of Grant Thornton on National Penn’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008 and the interim period through November 22, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its opinion.

During the years ended December 31, 2009 and 2008 and the interim period through November 22, 2010, there was one reportable event as described in Item 304(a)(1)(v)(A) of Regulation S-K under the Securities Act of 1933, as amended, in that Management’s Report on Internal Control over Financial Reporting (“Management’s Report”) and Grant Thornton’s Report of Independent Registered Public Accounting Firm on internal control over financial reporting for the year ended December 31, 2008 included discussion of the following two control deficiencies that, in combination, constituted a material weakness.  First, there was an inadequate segregation of duties consistent with control objectives. Additionally, there were inadequate controls limiting access to the information technology systems in retail loan accounting and other support areas, which, when combined with inadequate segregation of duties, resulted in management concluding that there was a material weakness in internal control over financial reporting.

Full disclosure of this weakness is in Management’s Report included in Item 9A of Form 10-K of National Penn for the year ended December 31, 2008.  Management’s Report included in Item 9A of Form 10-K of National Penn for the year ended December 31, 2009 states that such weakness was remediated in 2009.  There were no other reportable events as described in Item 304(a)(1)(v).

On November 22, 2010, National Penn provided Grant Thornton with a copy of the disclosure contained in this section, which disclosure was set forth in National Penn’s Current Report on Form 8-K filed November 24, 2010.  Grant Thornton has furnished National Penn with a letter addressed to the Securities and Exchange Commission stating their agreement with such disclosure.

KPMG LLP

On November 22, 2010, the Audit Committee retained KPMG LLP (“KPMG”) as National Penn’s new independent registered public accounting firm.  During the years ended December 31, 2009 and 2008 and the interim period through November 22, 2010, National Penn did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on National Penn’s financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

The Audit Committee conducted its 2011 evaluation of KPMG at its meeting in February 2011.  Following that evaluation, the committee unanimously selected KPMG as National Penn’s independent registered public accounting firm for 2011, subject to shareholder ratification.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that the shareholders vote to ratify the Audit Committee’s selection of KPMG as National Penn’s independent registered public accounting firm for 2011.

Representatives of KPMG will be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Audit Committee has adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the committee will reconsider its selection of KPMG, even though the committee will not then be obligated to select a new independent registered public accounting firm.

The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG as National Penn’s independent registered public accounting firm for 2011.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of its executive officers, as described in the CD&A, the compensation tables and the related material in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives National Penn’s shareholders the opportunity to endorse or not endorse National Penn’s executive compensation program through the following resolution:

“Resolved, that the shareholders approve the compensation of National Penn’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement.”

Because this vote is advisory, it will not be binding upon the Board.  Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of National Penn’s shareholders to make proposals for inclusion in proxy materials related to executive compensation.  However, the committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As further discussed in the CD&A, the Board believes that its compensation program is aligned with the long-term interests of National Penn’s shareholders and is based on a strong pay-for-performance philosophy. Therefore, the Board recommends a vote “FOR” approval of this advisory (non-binding) resolution relating to the compensation of National Penn’s executive officers.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules. By voting on this Proposal 4, shareholders may indicate, as indicated on the proxy card, whether they would prefer an advisory vote on executive compensation once every three years, every two years or every year, or to abstain from voting.

This proposal, commonly known as a “say-on-frequency” proposal, gives National Penn’s shareholders the opportunity to endorse a preferred voting frequency by choosing the option of three years, two years, one year or abstain from voting through the following resolution:

“Resolved, that the option of once every three years, two years or one year that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which National Penn is to hold a shareholder vote to approve the compensation of National Penn’s executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement.”

Because this vote is advisory, it will not be binding upon the Board.  Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of National Penn’s shareholders to make proposals for inclusion in proxy materials related to executive compensation.  However, the committee will take into account the outcome of the vote when considering future executive compensation arrangements.

After careful consideration, the Board believes that an advisory vote on executive compensation that occurs on an ANNUAL basis is the most appropriate alternative for National Penn’s shareholders.  The Board values constructive dialogue with our shareholders and the importance of receiving regular input on executive compensation and other important governance topics.  The Board believes an advisory vote on an ANNUAL basis will provide an effective way to obtain information on shareholder sentiment about our executive compensation program.  Therefore, the Board recommends a vote “FOR” approval of this advisory vote on executive compensation on an ANNUAL basis.

AUDIT COMMITTEE REPORT

The Audit Committee of National Penn's Board of Directors is composed solely of independent directors, as currently defined by the listing standards of The Nasdaq Stock Market, and operates under a written charter adopted by the Board of Directors.  The charter is available on National Penn's website at www.nationalpennbancshares.com.  To access the charter, log on and select “Governance Documents.”

Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn's financial reporting, internal controls and audit functions.

Management is responsible for National Penn's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  National Penn’s independent auditor is responsible for performing independent audits of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue reports thereon based on such audits.

The Audit Committee's responsibility is to monitor and oversee these processes.  It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.  The Audit Committee members are not National Penn employees and are not necessarily accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or National Penn’s independent auditor.  The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and National Penn’s independent auditor on the basis of the information it receives, discussions with management and National Penn’s independent auditor, and the experience of the Audit Committee's members in business, finance and accounting matters.

In this context, the Audit Committee has met and held discussions with management and National Penn’s independent auditor.  Management has represented to the Audit Committee that National Penn's  consolidated financial statements were prepared with integrity and objectivity and in accordance with GAAP, and National Penn’s independent auditor has represented to the Audit Committee that it has performed its audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The Audit Committee has relied upon the representations of management and National Penn’s independent auditor without independent verification.  The Audit Committee has reviewed and discussed the consolidated financial statements with management and National Penn’s independent auditor.

The Audit Committee discussed with National Penn’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance).

National Penn’s independent auditor also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding National Penn’s independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed such independence with National Penn’s independent auditor.  The Audit Committee is not aware of any reason why National Penn’s independent auditor is not “independent” under the applicable rules.

Based on the Audit Committee's review and discussions with management and National Penn’s independent auditor, the representations of management to the Audit Committee, the representations of National Penn’s independent auditor included in its report on National Penn's consolidated financial statements and otherwise on such report of National Penn’s independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn's Annual Report on Form 10-K for the year ended December 31, 2010.

Thomas L. Kennedy, Chair
Thomas A. Beaver
Patricia L. Langiotti
Albert H. Kramer
R. Chadwick Paul Jr.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed to National Penn by KPMG for the year ended December 31, 2010 were as follows:

2010
Audit Fees	$603,157
Audit-Related Fees	0
Tax Fees	75,000
All Other Fees	726,255
Total	$1,404,412

The aggregate fees billed to National Penn by Grant Thornton (its previous independent registered public accounting firm) for the years ended December 31, 2010, 2009 and 2008 were as follows:

	2010	2009	2008
Audit Fees	$387,210	$1,106,238	$881,242
Audit-Related Fees	223,676	72,675	82,514
Tax Fees	207,894	250,469	219,570
All Other Fees	0	0	0
Total	$818,780	$1,431,391	$1,183,326

Audit Fees.  These fees consist of aggregate fees billed for professional services rendered for the audit of National Penn's consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year end and included in quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements during the fiscal year.  This includes fees for Sarbanes-Oxley Act, Section 404, and internal controls assessment work performed by KPMG and Grant Thornton during their respective periods of engagement and, in Grant Thornton’s case, fees paid in connection with National Penn’s registration statements filed with the SEC in 2008 and 2009.

Audit-Related Fees.  These fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of National Penn's consolidated financial statements and not reported under “Audit Fees.”  They also include accounting assistance on various matters related to financial accounting and reporting standards and audits of National Penn's 401(k) plan and student loan portfolio, and the U.S. HUD-required audit of National Penn Mortgage Company.

Tax Fees.  These fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.  They also include assistance regarding federal and state tax compliance, tax audit defense, tax refund claims, and tax planning.

All Other Fees.  These fees consist of aggregate fees billed for services performed prior to KPMG’s engagement as National Penn’s independent auditor.  They include accounting assistance on various matters related to financial accounting and an online accounting research tool provided by KPMG.

The Audit Committee considered whether the provision of the above services by KPMG and Grant Thornton during their respective periods of engagement was compatible with their independence and is satisfied that each firm was independent for the periods pertaining to their respective audit opinions.

Pre-Approval Requirements.  The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by National Penn’s independent registered public accounting firm.  These services may be approved on a periodic basis so long as the services do not exceed pre-determined cost levels.  If not approved on a periodic basis, such services must otherwise be separately pre-approved by the Audit Committee prior to being performed.  In addition, any proposed services that were pre-approved on a periodic basis, but later would exceed the pre-determined cost level, also require separate pre-approval by the Audit Committee.  The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if:

•
the aggregate amount of all such non-audit services provided is less than 5% of the total amount paid by National Penn to the independent registered public accounting firm during the fiscal year in which the services are provided;

•	the services were not recognized by National Penn at the time of the engagement to be non-audit services; and

•	the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit for the fiscal year in which the non-audit services were provided.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials and Annual Reports

Securities and Exchange Commission rules permit companies and intermediaries (such as brokers, banks and other companies that hold shares in “street name”) to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of National Penn’s shareholders.  This delivery method is referred to as “householding” and can result in significant cost savings for National Penn and, in turn, National Penn’s shareholders.

In order to take advantage of this opportunity, National Penn has delivered only one proxy statement and annual report to multiple shareholders who share one address, unless National Penn received contrary instructions from the affected shareholders prior to the mailing date.  National Penn will, however, promptly deliver, upon written or oral request, a separate copy of this proxy statement or annual report to a shareholder at a shared address to which a single copy of those documents was initially delivered.  Shareholders of record who prefer to receive separate copies of a proxy statement or annual report, either now or in the future, can request a separate copy of the proxy statement or annual report by writing to National Penn at the following address:  Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512, or by telephone at (610) 369-6451.  Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com.  Conversely, if you are currently a shareholder of record who shares an address with another National Penn shareholder and wish to have your future proxy statements and annual reports “householded,” please contact National Penn at the above address or telephone number.

If your National Penn stock is held in “street name” (i.e., held by a broker, bank or other intermediary), you can request separate copies of these documents by contacting the broker, bank or other intermediary.  Conversely, if your National Penn shares are held in “street name” and you wish to have your future proxy statements and annual reports “householded,” you can request “householding” by contacting the broker, bank or other intermediary.

Record Date; Shares Outstanding

Shareholders of record at the close of business on March 3, 2011 are entitled to vote their shares at the annual meeting.  As of that date, there were 151,578,690 common shares outstanding and entitled to be voted at the meeting.  The holders of those shares are entitled to one vote per share.

Quorum

The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum.  A quorum must be present at the meeting before any business may be conducted.

If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice need be given.  An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

If you participate in National Penn’s Dividend Reinvestment and Stock Purchase Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions.  They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy.  In addition, you may revoke your proxy by sending a written notice of revocation to National Penn’s Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” the approval of Proposal 1 – the election of the Board’s nominees as directors; “FOR” the approval of Proposal 2 – the ratification of independent auditors for 2011; “FOR” the approval of Proposal 3 – the advisory vote approving a resolution relating to executive officer compensation; and “FOR” the approval of the Board’s recommendation of Proposal 4 – the advisory resolution relating to executive officer compensation will occur on an ANNUAL basis.

National Penn’s Board and management know of no other business that is planned to be brought before the meeting.  If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Voting by “Street Name” Holders

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.”  The notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Tabulation of Votes

BNY Mellon Shareowner Services, the transfer agent, will tabulate the votes.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved.  Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from the beneficial owners of the shares and the nominee does not have discretionary voting authority with respect to a proposal.  If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, the nominee will have authority to vote your shares on certain routine items (such as Proposal 2, Ratification of Auditors) but not on other items (such as Proposal 1, Election of Class III Directors).

Proxy Solicitation

National Penn is making, and will bear all costs of, this proxy solicitation.  National Penn’s officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile.  National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners.  National Penn has engaged BNY Mellon Shareowner Services to assist in the solicitation of proxies for the meeting at a cost of $8,500 plus reasonable out-of-pocket expenses.  National Penn anticipates that this solicitation will cost $9,600 in total, none of which has been incurred by National Penn as of March 3, 2011.

Shareholder Proposals and Nominations

Eligible shareholders may submit proposals to be considered for inclusion in National Penn’s 2012 proxy materials for the 2012 annual meeting of shareholders if they do so in accordance with the applicable SEC rules.  Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of National Penn no later than December 1, 2011 in order to be considered for inclusion in National Penn’s 2012 proxy materials.  For information on how to submit the name of a person to be considered by the Nominating/ Corporate Governance Committee for possible nomination as a director, please see “Consideration of Director Nominees” and “Contacting the Board” on pages 10 and 11.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only:

•	Pursuant to National Penn’s notice of such meeting;

•	By the presiding officer;

•	By or at the direction of a majority of the Board; or

•	By one or more shareholders in accordance with the applicable rules of the SEC and National Penn’s governing bylaw provisions.

A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at National Penn’s principal office not later than:

•	90 days prior to the annual meeting (which, for the 2012 annual meeting, would mean no later than January 24, 2012 if the annual meeting is held on April 24, 2012); or

•
If the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the 10th day following the first public disclosure of the meeting date.  Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to The Nasdaq Stock Market or in a news release reported by any national news service.

Each shareholder notice must include:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given:

-	The name and address of such shareholder and of such beneficial owner;

-	The class and number of shares of the stock of National Penn that are owned of record and beneficially by such shareholder and such beneficial owner;

-
Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of National Penn or with a value derived in whole or in part from the value of any class or series of shares of National Penn, whether or not subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned by such shareholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of National Penn;

-	Any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of any security of National Penn;

-
Any interest in any security of National Penn, where such shareholder and such beneficial owner has the opportunity to, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, profit or share in any profit derived from any decrease in the value of such security;

-	Any rights to dividends on the shares of National Penn owned beneficially by such shareholder that are separated or separable from the underlying shares of National Penn;

-
Any proportionate interest in shares of National Penn or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

-
Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of National Penn or Derivative Instruments as of the date of the shareholder notice (including any such interests held by members of the shareholder’s immediate family sharing the same household), which information must be supplemented no later than 10 days after the record date for the meeting to disclose such ownership as of the record date;

•
Any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for, (as applicable) the proposal and/or for the election of directors in a contested election, pursuant to Section 14 of the Exchange Act;

•
A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

•
A representation that the shareholder is a beneficial owner of stock of National Penn entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

Each notice of nomination for the election of a director from a shareholder also must set forth:

•
All information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (a) such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and (b) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand (including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant); and

•	With respect to each nominee, a completed and signed questionnaire, representation and agreement required by National Penn, as described in National Penn’s bylaws.

Each notice of a proposal for action at an annual meeting from a shareholder also must set forth:

•	A brief description of the proposal;

•	The reasons for making such proposal;

•	Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal; and

•
A description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

If the Corporate Secretary receives notice of a shareholder proposal that complies with National Penn’s governing bylaw provisions on or prior to the required date and if such proposal is properly presented at the 2012 annual meeting of shareholders, the proxies appointed by National Penn may exercise discretionary authority in voting on such proposal if, in National Penn’s proxy statement for such meeting, National Penn advises shareholders of the nature of such proposal and how the proxies appointed by National Penn intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to National Penn’s shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of National Penn’s governing bylaw procedures, including receipt of the required notice by the Corporate Secretary by the date specified.  If a shareholder proposal is received by National Penn after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2012 annual meeting of shareholders, the proxies appointed by National Penn’s Board may exercise discretionary authority when voting on such proposal.

Questions about these requirements, or notices mandated by them, may be directed to:  Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P.O. Box 547, Boyertown, Pennsylvania 19512.  Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com.

Shareholder List

For at least 10 days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at National Penn’s principal executive offices.  The list will also be available for examination at the meeting.

Annual Report for 2010

National Penn’s Annual Report on Form 10-K (without exhibits) is enclosed with this proxy statement.  It is also available at National Penn’s website, www.nationalpennbancshares.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

www.nationalpennbancshares.com

You can now access your National Penn Bancshares, Inc. account online.

Access your National Penn Bancshares, Inc. account online via Investor ServiceDirect ® (ISD).

BNY Mellon Shareowner Services, the transfer agent for National Penn Bancshares, Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-720-0181

Choose MLink(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.  Simply log on to Investor ServiceDirect ® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

For directions to the meeting location, please check our website at www.nationalpennbancshares.com – Corporate Profile.

You can view the Annual Report and Proxy Statement on the
Internet at http://bnymellon.mobular.net/bnymellon/npbc

* FOLD AND DETACH HERE*

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints Michael J. Hughes, Keene S. Turner and John McCausland proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the 2011 Annual Meeting of Shareholders of National Penn to be held on April 26, 2011, and at any adjournments or postponements thereof.

(Continued on reverse side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL 11:59 PM EASTERN TIME ON APRIL 25, 2011.

National Penn Bancshares, Inc.

INTERNET		TELEPHONE
http://www.proxyvoting.com/npbc		1-866-540-5760
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone
Have your proxy card in hand when you access the web site.		to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and
return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

* FOLD AND DETACH HERE*

Please mark your votes as indicated in this example.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction is made, this proxy will be voted “FOR” the election of the Class III Director nominees listed below (Proposal 1), “FOR” ratification of National Penn’s independent auditors for 2011  (Proposal 2), “FOR” the approval of an advisory (non-binding) resolution relating to the compensation of National Penn’s executives (Proposal 3), and “FOR” the approval of an advisory (non-binding) resolution to provide for an advisory vote on executive officer compensation on an annual basis (Proposal 4).  In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends a vote “FOR” all Class III Director nominees.

1.  Election of Class III Directors:

Nominees:                                                                         FOR all nominees                                          WITHHOLD
01  Thomas A. Beaver                                                      listed to the left                                           AUTHORITY
02  Jeffrey P. Feather                                                      (except as marked                                   to vote for all nominees
03  Patricia L. Langiotti                                                      to the contrary)                                           listed to the left                                                             *EXCEPTIONS
04  Natalye Paquin                                                                   _______                                                    _______                                                                                 _______

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote “FOR” this proposal.

2.  Ratification of National Penn’s Independent auditors for 2011.

FOR _____                                AGAINST _____                                ABSTAIN _____

The Board of Directors recommends a vote “FOR” this proposal.

3.  An advisory (non-binding) proposal to approve the compensation of National Penn’s executives.

FOR _____                                AGAINST _____                                ABSTAIN _____

The Board of Directors recommends a vote “FOR” the annual vote proposal.

4.  An advisory (non-binding) proposal relating to the frequency of an advisory vote on executive officer compensation.

1 YEAR _____     2 YEARS _____     3 YEARS _____     ABSTAIN _____

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET.

TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ABOVE.

Mark Here for
Address Change
or Comments [   ]
SEE REVERSE

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature                                                                                        Signature                                                                                           Date

You can view the Annual Report and Proxy Statement on the
Internet at http://bnymellon.mobular.net/bnymellon/npbc

* FOLD AND DETACH HERE*

VOTING INSTRUCTION CARD
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct the plan trustee under the National Penn Bancshares, Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the 2011 Annual Meeting of Shareholders of National Penn to be held on April 26, 2011, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the plan trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL MIDNIGHT EASTERN TIME ON APRIL 19, 2011.

National Penn Bancshares, Inc.

INTERNET		TELEPHONE
http://www.proxyvoting.com/npbc-401k		1-866-540-5760
Use the Internet to vote your shares.	OR	Use any touch-tone telephone
Have your card in hand when you access the web site.		to vote your shares. Have your card in hand when you call.

If you vote your shares by Internet or by telephone,
you do NOT need to mail back your card.

To vote by mail, mark, sign and date your card and
return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the plan
trustee to vote your shares in the same manner as if
you marked, signed and returned your instruction card.

* FOLD AND DETACH HERE*

Please mark your votes as indicated in this example.

This voting instruction card, when properly executed, will be voted as instructed by the undersigned participant subject to applicable law.  If no instructions are given, the shares allocated to the undersigned participant will be voted by the plan trustee in accordance with the terms of the Plan and applicable law.

The Board of Directors recommends a vote “FOR” all the nominees.

1.  Election of Class III Directors:

Nominees:                                                                         FOR all nominees                                         WITHHOLD
01  Thomas A. Beaver                                                      listed to the left                                           AUTHORITY
02  Jeffrey P. Feather                                                      (except as marked                                   to vote for all nominees
03  Patricia L. Langiotti                                                      to the contrary)                                           listed to the left                                                   *EXCEPTIONS
04  Natalye Paquin                                                                  _______                                                        _______                                                                     _______

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends a vote “FOR” this proposal.

2.  Ratification of National Penn’s Independent auditors for 2011.

FOR _____                                AGAINST _____                                ABSTAIN _____

The Board of Directors recommends a vote “FOR” this proposal.

3.  An advisory (non-binding) proposal to approve the compensation of National Penn’s executives.

FOR _____                                AGAINST _____                                ABSTAIN _____

The Board of Directors recommends a vote “FOR” the annual vote proposal.

4.  An advisory (non-binding) proposal relating to the frequency of an advisory vote on executive officer compensation.

1 YEAR _____     2 YEARS _____     3 YEARS _____     ABSTAIN _____

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET.

TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ABOVE.

Mark Here for
Address Change
or Comments [    ]
SEE REVERSE

Please sign exactly as name appears hereon.

Signature                                                                                                                                                              Date